EUR 4,400,000,000

          MULTICURRENCY STAND-BY BRIDGE REVOLVING CREDIT AGREEMENT


                                  between


                           KONINKLIJKE AHOLD N.V.
                                    and
                               CROESUS, INC.
                                as Borrowers


                           SNOW ACQUISITION, INC.
                                as Purchaser


                           KONINKLIJKE AHOLD N.V.
                                as Guarantor


                             ABN AMRO BANK N.V.
                            CHASE MANHATTAN PLC
                                as Arrangers


                             ABN AMRO BANK N.V.
                             as Facility Agent


                                    and


                                   OTHERS




                              Clifford Chance
                                 Amsterdam

                                  CONTENTS

      Clause                                                         Page No.



                                   PART 1
                       DEFINITIONS AND INTERPRETATION

1.    Definitions and Interpretation.......................................1


                                   PART 2
                     THE FACILITY; ADDITIONAL BORROWERS

2.    The Facility........................................................17


                                   PART 3
         UTILISATION OF THE MULTICURRENCY STAND-BY BRIDGE REVOLVING
                              CREDIT FACILITY

3.    Utilisation of the Facility.........................................19


                                   PART 4
                                  INTEREST

4.    Interest on Advances................................................25


                                   PART 5
                         REPAYMENT AND CANCELLATION

5.    Repayment of Advances...............................................26
6.    Cancellation........................................................26


                                   PART 6
                              RISK ALLOCATION

7.    Taxes...............................................................28
8.    Tax Receipts........................................................29
9.    Increased Costs.....................................................29
10.   Mitigation..........................................................30
11.   Market Disruption...................................................31


                                  PART 7
      REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND EVENTS OF DEFAULT

12.   Representations and Warranties......................................32
13.   Undertakings........................................................37
14.   Events of Default...................................................43


                                   PART 8
                                 GUARANTEE

15.   Guarantee and Indemnity.............................................47


                                   PART 9
                       DEFAULT INTEREST AND INDEMNITY

16.   Default Interest and Indemnity......................................50


                                  PART 10
                                  PAYMENTS

17.   Currency of Account and Payment.....................................52
18.   Payments............................................................52
19.   Set-off.............................................................54
20.   Sharing.............................................................54


                                  PART 11
                             AGENCY PROVISIONS

21.   Fees................................................................56
22.   Costs and Expenses..................................................56


                                  PART 12
                             AGENCY PROVISIONS

23.   The Facility Agent, the Arrangers and the Banks.....................59


                                  PART 13
                         ASSIGNMENTS AND TRANSFERS

24.   Assignments and Transfers...........................................64


                                  PART 14
                               MISCELLANEOUS

25.   Calculations and Evidence of Debt...................................67
26.   Remedies and Waivers, Partial Invalidity............................68
27.   Amendments..........................................................68
28.   Notices.............................................................69


                                  PART 15
                            LAW AND JURISDICTION

29.   Law and Jurisdiction................................................71

                                THE SCHEDULES

      The First Schedule      :     The Banks
      The Second Schedule     :     Form of Transfer Certificate
      The Third Schedule      :     Condition Precedent Documents
      The Fourth Schedule     :     Utilisation Request
      The Fifth Schedule      :     Material Subsidiaries
      The Sixth Schedule      :     Opinion of Borrowers' Netherlands and
                                    United States Counsel
      The Seventh Schedule    :     Supplemental Agreement

THIS AGREEMENT is made on 31 March, 2000

BETWEEN:

(1) KONINKLIJKE AHOLD N.V. as borrower and guarantor (the "Guarantor" or the "Principal Company");

(2) CROESUS, INC. ("Croesus") as borrower (together with the Principal Company, the "Borrowers" and each a "Borrower");

(3)  SNOW ACQUISITION, INC. ("Snow");

(4)  ABN AMRO BANK N.V., and CHASE MANHATTAN PLC as arrangers (the "Arrangers");

(5)  ABN AMRO BANK N.V. as Facility Agent (the "Facility Agent"); and

(6)  THE BANKS (as defined below).


IT IS AGREED as follows:

                                   PART 1
                       DEFINITIONS AND INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS  In this Agreement:

"Additional Borrower" means a wholly-owned direct or indirect subsidiary of the Principal Company which, with the prior written consent of the Facility Agent acting on the instructions of the Banks, has become an Additional Borrower pursuant to and in accordance with the provisions of Clause 2.5 (Nomination of Additional Borrowers) and Clause 2.6 (Accession of Additional Borrowers).

"Advance" means, save as otherwise provided herein, an advance made or to be made by the Banks hereunder.

"Available Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time less the aggregate of its portions of the Euro Amounts of the Advances which are then outstanding at such time provided that such amount shall not be less than zero.

"Available Facility" means, at any time, the aggregate of the Available Commitments at such time.

"Banks" means:

(a) any financial institution named in Part 1 of the First Schedule (The Banks) (other than one which has ceased to be a party hereto in accordance with the terms hereof); and

(b) any financial institution which has become a party hereto in accordance with the provisions of Clause 24.4 (Assignments by Banks) or Clause 24.5 (Transfers by Banks).

"Canica" means a limited liability company incorporated under the laws of Norway, Reg. No. 938701237.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Commitment" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part 1 of the First Schedule (The Banks).

"Employee  Plan" shall mean an  "employee  pension  benefit  plan" as defined in
Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of any Obligor, Material US Subsidiary or any ERISA Affiliate.

"EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

"EMU Legislation" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement the third stage of EMU.

"Environment" means:

(a)  land including any natural or man-made structures;

(b)  water including ground waters and waters in drains and sewers; and

(c) air including air within buildings and other natural or man-made structures above or below ground.

"Environmental Laws" means all and any applicable laws, including common law, statute and subordinate legislation, European Community Regulations and Directives and judgments and decisions, laws and regulations including those of the United States of America and any state or locality therein, including notices, orders and circulars, of any court or authority competent to make such judgment or decision, compliance with which is mandatory for any member of the Group in any jurisdiction with regard to:

(a)   the pollution or protection of the Environment:

(b) harm to the health of humans, animals or plants including laws relating to public and workers' health and safety;

(c) emissions, discharges or releases into the Environment of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid, semi-solid, liquid or gaseous form and including noise and genetically-modified organisms; or

(d)   the  manufacture,   processing,  use,  treatment,  storage,  distribution,
      disposal,  transport or handling of the substances or wastes  described in
      (c) above;

"Environmental Permits" means all and any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations including any conditions which attach to any of the foregoing and the filing of all notifications, reports and assessments required under Environmental Laws for the operation of any business or for the sale, use, ownership, leasing, or operation of any real property.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

"ERISA Affiliate" shall mean any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any Obligor's (or any Material US Subsidiary's) controlled group, or under common control with any Obligor (or Material US Subsidiary), within the meaning of Section 414 (b) and
(c) of the Code and the regulations promulgated and rulings issued thereunder.

"ERISA Event" shall mean (i) (A) any reportable event, as defined in Section 4043(c) of ERISA with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event for the purposes of this sub-paragraph (i) regardless of the issuance of any waivers in accordance with
Section  412(d) of the  Code);  or (B) the  requirements  of  subsection  (1) of
Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11),
(12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days; (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4042 of ERISA by the PBGC, or the appointment of a trustee to administer any Employee Plan under
Section 4042 of ERISA; (iii) the failure to make a required contribution to any Employee Plan that would result in the imposition of a lien under Section 412
(n) of the Code or Section 302 (f) of ERISA; and (iv) an engagement in a non-exempt prohibited transaction within the meaning of Section 4795 of the Code or Section 406 of ERISA.

"EURIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor hereunder in euro on which interest for a given period is to accrue:

(a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the European Union for the euro (being currently page
     248) for such period at or about 11.00 a.m. (Amsterdam time) on the Quotation Date for such period, or if such page or such service is not or shall cease to be available or relevant, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Facility Agent, after consultation with the Banks and the Principal Company, shall select; or

(b) if no such quotation for the euro for the relevant period is displayed and the Facility Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the relevant interbank market deposits in the euro of an equivalent amount or euros for such amount and for such period at or about 11.00 a.m. (Amsterdam time) on the Quotation Date for such period.

"Euro Amount" means:

(a) in relation to any Advance, its Original Euro Amount as reduced by the proportion (if any) of such Advance which has been repaid; and

(b) in relation to the Loan, the aggregate of the Euro Amounts of the outstanding Advances.

"Event of Default" means any of those circumstances specified in Clause 14 (Events of Default).

"Exchange Act" means the Securities Exchange Act of 1934.

"Facility" means the multicurrency stand-by bridge revolving credit facility granted to the Borrowers in this Agreement.

"Facility Office" means, in relation to the Facility Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select.

"Final Maturity Date" means 29 December 2000.

"Finance Documents" means this Agreement (as supplemented by any Supplemental Agreement) and each Supplemental Agreement.

"Group" means the Principal Company and its subsidiaries for the time being including, after the US Acquisition Date, US Target and its subsidiaries and, after the ICA Completion Date, ICA Ahold and its subsidiaries.

"ICA" means ICA AB, a public limited liability company incorporated under the laws of Sweden.

"ICA Ahold" means ICA Ahold Holding AB, a limited liability company incorporated under the laws of Sweden Reg. No. 556582-1559.

"ICA Advance" means an Advance made or to be made for the purposes set out in Clause 2.2(b).

"ICA Completion Date" means April 26, 2000 or otherwise such later date which will occur within seven (7) business days after the day when all conditions precedent for the completion of the ICA Transaction shall have been fulfilled.

"ICA Framework Agreement" means the Framework Agreement dated 24 February 2000 between the Principal Company, IFAB, IF, Canica and ICA Ahold.

"ICA Group" means ICA Ahold and its subsidiaries for the time being.

"ICA Merger" means the merger to take place between ICA Ahold and ICA after the date hereof.

"ICA Minimum Condition" means the condition to the ICA Tender Offer that ICA Ahold shall have acquired and shall hold more than 90 per cent. of the shares and the voting rights in ICA.

"ICA Tender Offer" means the tender offer made by ICA Ahold to all B and C shareholders in ICA pursuant to the ICA Tender Offer Document.

"ICA Tender Offer Document" means the offer document issued on 9 March 2000 containing the ICA Tender Offer and the IFAB Invitation.

"ICA Transaction" means:

(a)   the purchase for cash by the Principal Company from:

     (i)  IFAB of 904,143 B shares in ICA and 822,392 C shares in ICA; and

     (ii) Canica of 1,534,255 B shares in ICA

      and the sale of such shares to ICA Ahold;

(b) the subscription by the Principal Company for 2,500,000 new shares in ICA Ahold;

(c)   the subscription by Canica for 1,000,000 new shares in ICA Ahold;

(d) the making of a cash contribution to ICA Ahold by the Principal Company of an amount up to SEK 12,563,389,347.39;

(e)   the subscription by ICA Ahold for 3,200,000 new shares in ICA;

(f)   the making of the ICA Tender Offer by ICA Ahold;

(g) the making by ICA retailers holding C shares in ICA of a reinvestment of the proceeds received from them as a result of acceptance of the Tender Offer in new shares in IFAB pursuant to the IFAB Invitation; and

(h) the payment by ICA of a dividend of approximately SEK 103.57 per share (or SEK 3,500,000,000 in total) to the shareholders of ICA as at the date of the ICA Framework Agreement all in accordance with and pursuant to the ICA Transaction Documents.

"ICA Transaction Documents" means the Framework Agreement, the ICA Tender Offer Document, each agreement, document or instrument referred to in the Framework Agreement to which any of the parties to the Framework Agreement is a party and all documents, instruments and agreements executed and delivered in connection therewith or as required thereunder.

"IF"  means  ICA  Forbundet,  a  Swedish  non-profit   organisation,   Reg.  No.
802001-5577.

"IFAB" means ICA Forbundet Invest AB, a public limited liability company incorporated under the laws of Sweden, Reg. No. 556048-2837.

"IFAB Invitation" means the invitation to ICA shareholders to subscribe for shares in IFAB as more particularly set out in the ICA Tender Offer Document.

"Information Memorandum" means the document concerning the Obligors which, at their request and on their behalf, may be prepared in relation to this transaction and distributed by the Arrangers to selected banks prior to the Syndication Date in connection with the primary syndication of the Facilities.

"Instructing Group" means:

(a) whilst no Advances are outstanding hereunder, a Bank or group of Banks whose Commitments at such time (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero) amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments at such time; or

(b) at any time that there are one or more Advances outstanding hereunder, a Bank or group of Banks to whom more than sixty-six and two thirds per cent. of the Euro Amount of the Loan at such time is owed.

"IRS" means the United States Internal Revenue Service.

"Letter of Transmittal" means the form of letter of transmittal filed as Exhibit
(a)(2) to the Schedule TO which may be amended from time to time in accordance with the terms hereof.

"LIBOR" means, in relation to any Advance or unpaid sum (other than any Advance or unpaid sum denominated in euro):

(a) the rate per annum which is the offered rate (if any) appearing on the relevant page of the Telerate Screen which displays British Bankers' Association Settlement Rates for deposits in the relevant interbank market for the specified period denominated in the currency in which such Advance or unpaid sum is to be or is denominated during the specified period at or about 11.00 a.m. (London time) on the Quotation Date for the specified period; or

(b) in the event no such rate can be determined for the specified period in accordance with (a) above, the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the relevant interbank market deposits in the currency in which such Advance or unpaid sum is to be or is denominated for the specified period at or about 11.00 a.m. (London time) on the Quotation Date for such period and for the purposes of this definition, "specified period" means the Term of such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum.

"Loan" means the aggregate principal amount for the time being outstanding hereunder.

"Margin" means 0.40 per cent. per annum provided that:

(a) if the Arrangers decide, in accordance with Clause 24.9 (Syndication), to undertake a primary syndication of the Facility or any Advances are outstanding on or after 30 June 2000 the Arrangers and the Principal Company shall negotiate in good faith with a view to agreeing an increase in the Margin provided that if no such agreement is reached by 31 May 2000 the Margin shall, on and as from 30 June 2000, be 0.90 per cent. per annum; and

(b) if, at any time, the Principal Company's Moody's Rating falls to Baa1 or lower or the Principal Company's S&P Rating falls to BBB+ or lower or there is no Moody's Rating or S&P Rating applicable to the Principal Company, the Margin at such time shall be increased by 0.125 per cent. per annum.

"Margin Stock" has the meaning assigned that term in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor) as in effect from time to time.

"Material Subsidiary" means, at any time:

(a) any subsidiary (including, for the accordance of doubt, any indirect subsidiary) of the Principal Company the net sales of which, as detailed in its most recently published audited financial statements, exceed ten per cent. (10%) of the consolidated net sales of the Group taken as a whole as detailed in the most recently published audited consolidated financial statements of the Principal Company; and

(b) each other subsidiary of the Principal Company specified from time to time by the Principal Company (which, at the date hereof and without limitation to the foregoing, are the companies listed in the Fifth Schedule).

"Material US Subsidiary" means (a) US Target and (b) any Material Subsidiary which is incorporated under the laws of the United States or any state thereof.

"Moody's Rating" means the most recently announced rating from time to time of Moody's Investors Service, Inc. assigned to any class of long-term senior, unsecured liability securities issued by the Principal Company, as to which no letter of credit, guaranty or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued.

"Multiemployer   Plan"  means  a  multiemployer  plan  (as  defined  in  Section
4001(a)(3) of ERISA) maintained or contributed to for employees of (i) any Obligor or (ii) any ERISA Affiliate.

"Obligors" means the Borrowers and the Guarantor.

"Offer to Purchase for Cash" means the document entitled "Offer to Purchase for Cash All of the Outstanding Shares of Common Stock (including the Associated Preferred Stock Purchase Rights) of U.S. Foodservice" which was filed as Exhibit
(a)(1) to the Schedule TO as amended from time to time in accordance with the terms hereof, which was filed as Exhibit (a)(1) to the Schedule TO filed by the Principal Company and Ahold USA Acquisition on 13 March, 2000 with the SEC pursuant to Section 14(d)(1) of the Exchange Act with respect to the US Tender Offer.

"Optional Currency" means dollars.

"Original Euro Amount" means, in relation to an Advance, the amount thereof requested in the Utilisation Request relating thereto as the same may be reduced pursuant to Clause 3.6 (Reduction of Available Commitment)) or, if such Advance is not denominated in euro, the equivalent of such amount (as the same may be so reduced) in euro, calculated as at the date of such Utilisation Request.

"Original Financial Statements" means:

      (i) in relation to the Principal Company, its audited consolidated financial statements for its financial year ended 28 December 1998; and

      (ii) in relation to each Additional Borrower, its most recently published audited financial statements as at the date it becomes an Additional Borrower hereunder.

"Participating  Member  State"  means  each  state so  described  in any EMU
Legislation.

"Participation" in relation to a Bank at any time means the aggregate of such Bank's Available Commitment at such time and its share of the Euro Amount of the Loan at such time;

"PBGC" means the United States Pension Benefit Guaranty Corporation or any successor thereto under ERISA.

"Potential Event of Default" means any event which could or would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

"Proportion" means, in relation to a Bank:

(a) whilst no Advances are outstanding hereunder, the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); or

(b) whilst at least one Advance is outstanding hereunder, the proportion borne by its share of the Euro Amount of the Loan to the Euro Amount of the Loan.

"Quotation Date" means, in relation to any period for which the relevant interbank rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

"Reference Banks" means, for the purposes of determining:

(a) EURIBOR, the principal Amsterdam office of ABN AMRO Bank N.V. and the principal London office of The Chase Manhattan Bank; and

(b) LIBOR, the principal London offices of ABN AMRO Bank N.V. and The Chase Manhattan Bank or, in either case, such other bank or banks as may from time to time be agreed between the Principal Company and the Facility Agent.

"Regulation Costs" means, in relation to the portion of any Advance made by a Bank to a US Borrower (or deposits maintained by a Bank to fund such an Advance), the amount (if any) certified by such Bank to be the cost to it of complying with the Regulations (or any similar reserve requirements) in respect of that Advance or those deposits.

"Regulations" mean any regulations of the Board of Governors of the Federal Reserve System of the United States from time to time in force.

"Repayment Date" means, in relation to any Advance, the last day of the Term thereof or such earlier date upon which such Advance is required to be repaid pursuant hereto.

"Reserve Costs" means, in relation to any Bank and in respect of any Term for an Advance, the cost to such Bank of compliance with the requirements of (a) the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the European Central Bank (any such cost, for the purposes of this Agreement, to be represented by the percentage rate notified by the relevant Bank to the Facility Agent prior to the last day of the relevant Term).

"Schedule TO" means the Schedule TO filed by the Principal Company and Snow on 13 March, 2000 with the SEC pursuant to Section 14(d)(1) of the Exchange Act with respect to the US Tender Offer together with all amendments and supplements thereto in accordance with the terms of this Agreement.

"SEC"  means the United States Securities and Exchange Commission.

"S&P Rating" means the most recently announced rating from time to time of Standard & Poor's Rating Group (a division of McGraw Hill, Inc., a New York corporation) assigned to any class of long-term senior, unsecured liability securities issues by the Principal Company, as to which no letter of credit, guaranty or third party credit support is in place, regardless of whether all or any part of such liability has been issued at the time such rating was issued.

"Substantial" means equal to or greater than 10 per cent. of the relevant amount as disclosed by the latest audited consolidated balance sheet or, as the case may be, profit and loss account of the Group.

"Supplemental Agreement" means any agreement entered into by the parties hereto with any Additional Borrower (in its capacity as an Additional Obligor) pursuant to Clause 2.5 (Nomination of Additional Borrowers) and to Clause 2.8 (Original Borrower's Authority) substantially in the form set out in the Seventh Schedule (Supplemental Agreement for Additional Borrowers) or such other form as the Principal Company and the Facility Agent shall agree.

"Syndication Date" means the day specified by the Arrangers as the day on which primary syndication of the Facilities is completed.

"Tendered ICA Shares" means the shares in ICA which are tendered pursuant to the ICA Tender Offer and not withdrawn or any acceptance in relation thereto shall not have been revoked.

"Tendered US Shares" means the US Target Shares which are tendered pursuant to the US Tender Offer and not withdrawn prior to the expiration of the US Tender Offer.

"Term" means, save as otherwise provided herein, in relation to any Advance, the period for which such Advance is borrowed (as specified in the Utilisation Request relating thereto).

"Total Commitments" means the aggregate for the time being of the Banks' Commitments.

"Transfer Certificate" means a certificate substantially in the form set out in the Second Schedule (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

(a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations hereunder as contemplated in Clause 24.3 (Assignments and Transfers by Banks); and

(b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 24.5 (Transfers by Banks).

"Transfer Date" means, in relation to any Transfer Certificate, the date for the
making  of  the  transfer  as  specified  in  the  schedule  to  such   Transfer
Certificate.

"Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights, benefits and obligations hereunder.

"Treaty on European Union" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

"United States" and "US" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to the jurisdiction of the United States of America.

"US Acquisition" means (a) the purchase for cash by Snow of the US Target Shares pursuant to the Offer to Purchase for Cash and (b) the US Merger.

"US Acquisition Date" means the date upon which Snow consummates the purchase of the US Target Shares subject to the US Tender Offer.

"US Advance" means an Advance made or to be made for the purposes set out in Clause 2.2 (a).

"US Borrower" means any Material Subsidiary which has been incorporated under the laws of the United States or any state thereof.

"US Merger" means the merger to take place between Snow and US Target after the date hereof pursuant to the US Merger Document.

"US Merger Document" means the Agreement and Plan of Merger by and among the Principal Company, Snow and US Target dated 7 March 2000.

"US Minimum Condition" shall have the meaning given to it in the US Merger Document.

"US Obligor" means any Obligor incorporated under the laws of the United States or any state thereof.

"US Target" means U.S. Foodservice, a corporation organised and existing under the laws of the State of Delaware.

"US Target Group" means US Target and its subsidiaries for the time being.

"US Target Shares" means the Shares (as defined in the US Merger Document).

"US Tender Offer" means the tender offer made by the Principal Company and Snow in respect of the US Target Shares for the purposes of the US Acquisition pursuant to the Offer to Purchase for Cash.

"US Tender Offer Documents" means the Schedule TO, including the form of Offer to Purchase for Cash and the form of Letter of Transmittal set forth in the exhibits thereto, including any other amendments prior to the date hereof that
(i) relate only to (a) an extension of time during which the Offer to Purchase for Cash remains outstanding, (b) the status of discussions with the appropriate authorities in relation to an anti-trust regulatory clearance, (c) the results of the US Tender Offer or (d) the filing of this Agreement as an Exhibit to the Schedule TO or (ii) are approved by the Facility Agent in accordance with the terms hereof.

"US Transaction Documents" means the US Tender Offer Documents, the US Merger Document and all documents, instruments and agreements executed and delivered in connection therewith or as required thereunder.

"Utilisation" means a utilisation of the Facility hereunder.

"Utilisation Date" means the date of a Utilisation, being the date on which the Advance in respect thereof is to be made.

"Utilisation Request" means a notice substantially in the form set out in the Fourth Schedule (Utilisation Request).

"Withdrawal Liability" has the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

1.2 INTERPRETATION  Any reference in this Agreement to:

the "Facility Agent" or any "Bank" in any capacity hereunder shall be construed so as to include its and any subsequent successors, Transferees and assigns in accordance with their respective interests;

any "affiliate" of any person is a reference to a holding company or a subsidiary, or a subsidiary of a holding company, of such person;

any "applicable law" shall be construed so as to include all present and future applicable laws, statutes, regulations, codes, treaties, conventions, judgments, awards, determinations or decrees;

"borrowed money" means, in respect of any person:

(i) money borrowed or raised and premiums (if any) and capitalised interest in respect thereof;

(ii) the principal and premiums (if any) and capitalised interest in respect of any debenture, bond, note, loan stock or similar instrument;

(iii) liabilities in respect of any letter of credit, acceptance credit, bill discounting or note purchase facility and any receivables purchase, factoring or discounting arrangement;

(iv) rental or hire payments under leases or hire purchase agreements (whether in respect of land, machinery, equipment or otherwise) entered into primarily for the purpose of raising finance;

(v) the deferred purchase price of assets or services in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements (except any such arrangements entered into in the ordinary and usual course of trading and having a term not exceeding 90 days from the date on which the liability was originally incurred);

(vi) liabilities in respect of any foreign exchange agreement, currency or interest purchase or swap transactions or similar arrangements;

(vii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any share capital of any person or any warrants, rights or options to acquire such share capital in respect of transactions which have the commercial effect of borrowing or which otherwise finance its or the Group's operations or capital requirements;

(viii) any other transactions having the commercial effect of borrowing entered into by any person to finance its operations or capital requirements; and

(ix) all indebtedness for borrowed money of other persons referred to in paragraphs (i) to (viii) above guaranteed directly or indirectly in any manner by such person, or having the commercial effect of being guaranteed directly or indirectly by such person by virtue of an agreement (a) to pay or purchase such indebtedness for borrowed money or to advance or supply funds for the payment or purchase of such indebtedness for borrowed money, (b) to purchase or lease (as lessee) property, or to purchase services, primarily for the purpose of enabling the debtor to make payments of such indebtedness for borrowed money, (c) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property of services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure any person to whom indebtedness for borrowed money is owed against loss with respect thereto;

a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in:

(a)   Amsterdam;

(b)   London; and

(c) if such reference relates to the date for the payment of any sum denominated in the Optional Currency, New York;

a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

an "encumbrance" means any mortgage, pledge, lien (other than a lien arising solely by operation of law in the ordinary course of business), charge, assignment, hypothecation, security interest or other encumbrance or charge by way of security or any title retention right (other than in the ordinary course of trading), preferential right (other than a preferential right accorded to creditors on a liquidation solely by operation of law) or trust arrangement or other agreement or arrangement the effect of any of which is the creation of security;

the "equivalent" on any given date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent at or about 12.00 (noon) London time on such date for the purchase of the first currency with the second currency;

a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

"indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month;

"net assets" shall be construed as a reference to the difference between (a) the aggregate of the current assets (including but not limited to Cash and cash Equivalents, Receivables and Inventories) and fixed assets (including but not limited to Total Net Tangible Fixed Assets, Loan Receivables, Investments in unconsolidated subsidiaries and affiliates and Intangible Assets) of the Principal Company and (b) the aggregate of the current liabilities (including but not limited to Loans payable, Taxes payable, Accounts payable, Accrued expenses and Other current liabilities) and long term liabilities (including but not limited to Subordinated loans, Other loans, Capitalised lease commitments, Deferred income taxes and Other provisions) of the Principal Company in each case as reported in the latest consolidated balance sheet of the Principal Company delivered pursuant to Clause 13(i)(a) (Undertakings);

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

the "relevant interbank market" is a reference to:

(a)  in relation to the euro, the European interbank market; or

(b)  in relation to any other currency, the London interbank market;

the "relevant interbank rate" is a reference to:

(a)  in relation to the euro, EURIBOR; or

(b)  in relation to any other currency, LIBOR;

a "subsidiary" of the Principal Company means a company which is a subsidiary of the Principal Company within the meaning of Article 24a of Book 2 of the Dutch Civil Code and which is a company which is consolidated in the consolidated financial statements of the Principal Company;

a "subsidiary" of a company or corporation other than the Principal Company shall be construed as a reference to any company or corporation:

(a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

"tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other shareholder except that company or corporation and/or that other company's or corporation's wholly owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include bankruptcy (faillissement), moratorium (surseance van betaling) and any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 CURRENCY SYMBOLS "$" and "dollars" denote lawful currency of the United States of America, "euro" or "euros" means the single currency unit of Participating Member States and "euro unit" or "euro units" means the currency unit of the euro.

1.4   AGREEMENTS, DOCUMENTS AND STATUTES   Save where the contrary is indicated,
any reference in this Agreement to:

(a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented without breach of this Agreement;

(b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

(c)   a time of day shall be construed as a reference to London time.

1.5  HEADINGS Clause, Part and Schedule headings are for ease of reference only.

                                   PART 2
                     THE FACILITY; ADDITIONAL BORROWERS

2.    THE FACILITY

2.1 GRANT OF THE FACILITY The Banks grant to the Borrowers, upon the terms and subject to the conditions hereof, a multicurrency stand-by bridge revolving credit facility in an aggregate amount of EUR 4,400,000,000 or its equivalent from time to time in the Optional Currency.

2.2  PURPOSE AND  APPLICATION   The Facility  is  intended  for  the   following
purposes:

(a) the financing of payments to be made by Snow for the purposes of the US Acquisition; and

(b) the financing of payments to be made by the Principal Company in order to finance the ICA Transaction.

Accordingly, each Borrower shall apply all amounts raised hereunder in or towards such purposes. No portion of the proceeds of any borrowing under this Agreement shall be used by the Principal Company or any of its subsidiaries in any manner that would cause the borrowing or the application of such proceeds to violate any of the Regulations or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.3 CONDITION PRECEDENT DOCUMENTS None of the Borrowers may deliver any Utilisation Request hereunder unless the Facility Agent has confirmed to the Principal Company and the Banks that it has received all of the documents listed in Part A the Third Schedule (Condition Precedent Documents) each, in form and substance, satisfactory to the Facility Agent and that each of the other conditions referred to therein have been met to the satisfaction of the Facility Agent. Furthermore, none of the Borrowers may deliver any Utilisation Request hereunder in respect of a US Advance or an ICA Advance unless the Facility Agent has confirmed to the Principal Company and the Banks that it has received all of the documents listed in Part B of the Third Schedule (Conditions Precedent to US Advances) or Part C of the Third Schedule (Conditions Precedent to ICA Advances) respectively each, in form and substance, satisfactory to the Facility Agent and that each of the other conditions referred to therein have been met to the satisfaction of the Facility Agent.

2.4 BANKS' OBLIGATIONS SEVERAL The obligations of each Bank hereunder are several and do not constitute a joint estate (gemeenschap). The failure by a Bank to perform its obligations hereunder shall not affect the obligations of any Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder. The amounts outstanding at any time hereunder from a Borrower to any of the parties hereto shall, subject as otherwise provided herein, be a separate and independent debt and each such party shall, subject to the terms of this Agreement, be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

2.5 NOMINATION OF ADDITIONAL BORROWERS Subject to having obtained the prior written consent of the Facility Agent (which shall not be unreasonably withheld or delayed) the Principal Company may from time to time designate any of its wholly-owned subsidiaries as an Additional Borrower. If the Principal Company so designates any such subsidiary or subsidiaries, the Principal Company shall promptly deliver or cause to be delivered to the Facility Agent a Supplemental Agreement duly executed by the parties thereto.

2.6 ACCESSION OF ADDITIONAL BORROWERS Promptly on receipt by it of each of the conditions precedent specified in any Supplemental Agreement, the Facility Agent will confirm to the relevant Additional Borrower, the Principal Company and the Banks that it has received such documents and whether or not each is, in form and substance, satisfactory to it. Upon delivery to the Facility Agent of any Supplemental Agreement and subject to the Facility Agent having confirmed to the relevant Additional Borrower, the Principal Company and the Banks that it has received, in form and substance satisfactory to it, each of the conditions precedent specified therein, this Agreement shall thenceforth be read and construed as if each subsidiary of the Principal Company which is a party to the Supplemental Agreement as an Additional Borrower were a party hereto having all the rights and obligations of a Borrower. Accordingly all references in any Finance Document to (a) any "Additional Borrower", "Borrower", "Obligor" or any derivative term, shall be treated as including a reference to any such subsidiary becoming a party hereto in the manner contemplated above; and (b) this Agreement, shall be treated as a reference to this Agreement as supplemented by such Supplemental Agreement and all previous Supplemental Agreements to the intent that this Agreement, such Supplemental Agreement and all previous Supplemental Agreements shall be read and construed together as one single agreement.

2.7 FACILITY AGENT'S AUTHORITY Each of the Arrangers and the Banks irrevocably authorises the Facility Agent to execute any Supplemental Agreement on its behalf. The Facility Agent shall promptly notify each of the Banks of the execution by it of any Supplemental Agreement.

2.8 ORIGINAL BORROWER'S AUTHORITY Each of the Obligors (other than the Principal Company) irrevocably authorises the Principal Company to designate any of its subsidiaries as an Additional Borrower pursuant to Clause 2.5 (Nomination of Additional Borrowers) and irrevocably authorises the Principal Company to execute on its behalf any Supplemental Agreement in relation thereto.

                                   PART 3
         UTILISATION OF THE MULTICURRENCY STAND-BY BRIDGE REVOLVING
                              CREDIT FACILITY

3.    UTILISATION OF THE FACILITY

3.1 DELIVERY OF UTILISATION REQUEST FOR ADVANCES Save as otherwise provided herein, a Borrower may from time to time request the making of an Advance under the Facility by the delivery to the Facility Agent not more than eight business days nor, at any time prior to the Syndication Date, later than 8.00 a.m. on the second business day or, at any time thereafter, not later than:

      (a)   three business days; or

      (b) in the case of an Advance denominated in the Optional Currency, four business days before the proposed date for the making of such Advance, of a duly completed Utilisation Request therefor.

3.2 UTILISATION DETAILS Each Utilisation Request delivered to the Facility Agent pursuant to Clause 3.1 (Delivery of Utilisation Request for Advances) shall be irrevocable and shall specify:

     (a) the proposed date (which shall be a business day falling after 31 March 2000 and before the Final Maturity Date) for the making of the relevant Advance;

     (b) the currency of denomination of the proposed Advance which shall be euro or the Optional Currency;

     (c) the amount of the proposed Advance, which shall be an amount of not less than EUR 25,000,000 (or, if the Advance is to be denominated in the Optional Currency, such comparable and convenient amount thereof as the Facility Agent may from time to time specify) and the Euro Amount of which shall not exceed the Available Facility adjusted to take account of:

            (i) any reduction in the Commitment of a Bank scheduled to be made prior to the commencement of the Term in respect of the proposed Advance; and

            (ii) the Euro Amounts of any Advances which are scheduled to be made or repaid on or before the date of drawdown of the proposed Advance;

     (d) the proposed Term of the proposed Advance, which shall be a period of one, two, three or six months or such other period not exceeding twelve months as the Banks may agree in each case ending on a business day falling on or before the Final Maturity Date provided that, prior to the Syndication Date, no Term shall have a duration which extends beyond the Syndication Date and each Term which begins after 1 June 2000 but prior to the Syndication Date shall have a duration of one week (or, if less, such duration necessary to ensure that such Term shall end on the Syndication Date); and

     (e) the account to which the proceeds of the proposed Advance are to be paid.

3.3 MAKING OF ADVANCES If a Borrower requests an Advance in accordance with the provisions of this Clause 3 and, on the proposed date for the making of such
Advance:

      (a) none of the events mentioned in Clause 11(a) and (b) (Market Disruption) shall have occurred;

      (b) the Euro Amount of such Advance does not exceed the Available Facility adjusted to take account of:

            (i) any reduction in the Commitment of a Bank scheduled to be made on such proposed date for the making of such Advance; and

            (ii) the Euro Amounts of any Advances which are scheduled to be made or repaid on such proposed date for the making of such Advance;

      (c) to give effect to such request would not result in more than ten Advances being outstanding;

      (d)   either:

          (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from the making of such Advance; and

          (ii) the representations set out in Clause 12 (Representations and Warranties) which are to be repeated pursuant to the relevant
               Utilisation Request are true on and as of the proposed date for the making of such Advance and would continue to be true immediately following the making of the relevant Advance and the application of the proceeds thereof in meeting the purpose for the making of such Advance (as if references therein to Original Financial Statements were references to the most recent set of annual consolidated audited financial statements delivered by the Principal Company to the Facility Agent pursuant to Clause 13(i)(a))

            or  each  of  the  Banks  agrees,   notwithstanding  any  matter
            mentioned at (i) or (ii) above, to participate in the making of such Advance; and

      (e) in the case of a US Advance:

         (i) no event of default or potential event of default, howsoever described (which has not been waived in accordance with its terms) has occurred for any reason or would result from the making of such Advance in relation to borrowed money of any member of the US Target Group or all such borrowed money shall be refinanced upon the making of the first US Advance hereunder;

         (ii) the Tendered US Shares satisfying the US Minimum Condition shall have been validly tendered to Snow, shall be free and clear of all encumbrances and shall be available for purchase in accordance with the terms and conditions set forth in the US Tender Offer Documents and Snow shall be obliged to pay the purchase price for the Tendered US Shares;

         (iii) no court or governmental or regulatory agency, body or authority shall have issued any permanent or temporary injunction or other order or decree or passed any law, rule or regulation, prohibiting or delaying consummation of the US Tender Offer or the US Merger and the transactions contemplated by the US Transaction Documents or making the US Tender Offer, the US Merger or any such transaction illegal;

         (iv) Snow (i) shall have acquired (or shall acquire simultaneously with or immediately after the making of such US Advance) US Target Shares satisfying the US Minimum Condition; (ii) upon such acquisition, shall hold such shares free and clear of all liens, encumbrances, options, rights and restrictions and;
                  (iii) upon such acquisition, shall be entitled to vote such shares without restriction (including, without limitation, restrictions imposed by section 203 of the Delaware Corporation Law);

         (v) none of the conditions to the US Tender Offer as set out in clause (iii) of Section 14 of the Offer to Purchase for Cash shall have occurred or be continuing and the Rights Agreement shall have been amended as contemplated by section 4.21 of the US Merger Document;

         (vi) the making of such US Advance and the use of proceeds thereof by the Principal Company and its subsidiaries shall not contravene any law or regulations of any jurisdiction, including, without limitation, the Regulations;

         (vii) each of the US Transaction Documents shall be in full force and effect and no provision of any of the US Transaction Documents shall have been amended, supplemented, waived or otherwise modified in any material respect since the date upon which the US Tender Offer was commenced without the prior written consent of the Facility Agent except as permitted by the terms of this Agreement; and

         (viii) all necessary approvals, consents and authorisations for the making of the US Acquisition and the consummation of each of the transactions contemplated by the US Transaction Documents shall have been obtained or given and all applicable waiting periods (including, without limitation, that under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, of the United States) shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the US Tender Offer, the US Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired,

      (f) in the case of an ICA Advance:

         (i) no event of default or potential event of default, howsoever described (which has not been waived in accordance with its terms) has occurred for any reason or would result from the making of such Advance in relation to borrowed money of any member of the ICA Group or all such borrowed money shall be refinanced upon the making of the first ICA Advance hereunder;

         (ii) the Tendered ICA Shares satisfying the ICA Minimum Condition shall have been validly tendered to ICA Ahold, shall be free and clear of all encumbrances and restrictions to purchase imposed by applicable law or otherwise and shall be available for purchase in accordance with the terms and conditions set forth in the ICA Transaction Documents and ICA Ahold shall be obliged to pay the purchase price for the Tendered ICA Shares;

         (iii) no court or governmental or regulatory agency, body or authority shall have issued any permanent or temporary injunction or other order or decree or passed any law, rule or regulation, prohibiting or delaying consummation of the ICA Tender Offer, the IFAB Invitation or the ICA Merger and the transactions contemplated by the ICA Transaction Documents or making the ICA Tender Offer, the IFAB Invitation or the ICA Merger or any such transaction illegal;

         (iv) ICA Ahold (i) shall have acquired (or shall acquire simultaneously with or immediately after the making of such ICA Advance) ICA shares satisfying the ICA Minimum Condition;
                  (ii) upon such acquisition, shall hold such shares free and clear of all liens, encumbrances, options, rights and restrictions and; (iii) upon such acquisition, shall be entitled to vote such shares without restriction;

         (v) all of the conditions precedent to the ICA Transaction as set out in clause 5 of the Framework Agreement shall have been met without amendment or waiver other than in accordance with the terms hereof;

         (vi) the making of such ICA Advance and the use of proceeds thereof by the Principal Company and its subsidiaries shall not contravene any law or regulations of any jurisdiction;

         (vii) each of the ICA Transaction Documents shall be in full force and effect and no provision of any of the ICA Transaction Documents shall have been amended, supplemented, waived or otherwise modified in any material respect since the date upon which the ICA Tender Offer was commenced without the prior written consent of the Facility Agent except as permitted by the terms of this Agreement; and

         (viii) all necessary approvals, consents and authorisations for the making of the ICA Transaction and the consummation of each of the transactions contemplated by the ICA Transaction Documents shall have been obtained or given and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the ICA Tender Offer, the IFAB Invitation, the ICA Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired;

         (ix) there shall not have occurred, since 31 December 1999, a material adverse change in the business or financial condition of ICA then:

      (1) in relation to any Advance to be made after the Syndication Date, the Facility Agent shall, no later than 4.00 p.m. (London time) on the third business day prior to the proposed Utilisation Date, notify each Bank by telefax or by telephone (with confirmation to follow by telefax) at its Facility Office of the amount of such Advance, the amount of such Bank's participation therein and the period for which such Advance is to be made;

      (2)   each Bank  shall,  no later  than  12.00  noon  (local  time for the financial centre of the relevant currency) on such proposed Utilisation Date make its portion of such Advance available to the Facility Agent in the relevant currency, in accordance with Clause 18 (Payments); and

      (3) the Facility Agent shall, no later than 4.00 p.m. (local time for the financial centre of the relevant currency) on such proposed Utilisation Date, make such Advance available to the relevant Borrower in accordance with but subject to Clause 18 (Payments).

3.4 FACILITY OFFICE Each Bank will participate in each Advance made pursuant to this Clause 3 through its Facility Office specified in relation to Advances in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

3.5 REDUCTION OF AVAILABLE COMMITMENT If a Bank's Commitment is reduced in accordance with the terms hereof after the Facility Agent has received the Utilisation Request for an Advance and such reduction was not taken into account pursuant to paragraph (c) (i) of Clause 3.2 (Utilisation Details), then both the Original Euro Amount and the actual amount of that Advance shall be reduced accordingly.

                                   PART 4
                                  INTEREST

4.  INTEREST ON ADVANCES

4.1 RATE OF INTEREST The rate of interest applicable to an Advance from time to time during the Term of such Advance shall be the rate per annum determined by the Facility Agent to be the sum (i) the Margin at such time, (ii) the relevant interbank rate and (iii) (in relation to that portion of such Advance made available by any Bank which is subject to Reserve Costs) such Reserve Costs for such Term.

4.2 NOTIFICATION The Facility Agent shall promptly notify the relevant Borrower and each Bank of each determination made by it pursuant to this Clause 4.

4.3 PAYMENT OF INTEREST On the Repayment Date relating to each Advance (and if such Advance has a Term which exceeds six months, at the end of each successive six monthly period of such Term) the relevant Borrower shall pay accrued interest on that Advance.

                                   PART 5
                         REPAYMENT AND CANCELLATION

5.  REPAYMENT OF ADVANCES

5.1 REPAYMENT Each Borrower shall repay each Advance made to it in full on the Repayment Date relating thereto.

5.2 PREPAYMENT A Borrower may, subject to Clause 16.4 (Broken Periods), if it gives to the Facility Agent not less than fifteen days' prior written notice to that effect, prepay the whole of any Advance. Any notice of prepayment shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige such Borrower to make such prepayment on such date.

5.3 REPAYMENT OF A BANK'S SHARE OF THE LOAN If any Bank claims indemnification from a Borrower under Clause 7 (Taxes) or Clause 9 (Increased Costs) and within thirty days thereafter the Facility Agent receives from such Borrower at least ten days' prior written notice (which shall be irrevocable) of such Borrower's intention to repay such Bank's share of any Advance, such Borrower shall, subject to Clause 16.4 (Broken Periods), repay such Bank's portion of such Advance.

5.4 REDUCTION OF COMMITMENTS A Bank for whose account a repayment is to be made under Clause 5.3 (Repayment of a Bank's Share of the Loan) shall not be obliged to make any Advances hereunder on or after the date upon which the Facility Agent receives a Borrower's notice of its intention to repay such Bank's share of any Advance, on which date such Bank's Available Commitment shall be reduced to zero.

5.5 REPAYMENT METHOD None of the Borrowers shall repay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein but shall, save as provided herein, be entitled to reborrow any amount repaid.

5.6 MANDATORY PREPAYMENT Subject to Clause 16.4 (Broken Periods), the Principal Company shall procure that an amount equal to the proceeds from the issue of any securities in the bond or the national or international capital markets or any shares or other equity-related or quasi-equity instrument by any member of the Group (after deducting fees and out of pocket expenses incurred by such member of the Group due to such issue) is promptly applied towards the repayment of the Loan within 3 business days of receipt by any member of the Group of such proceeds whereupon the Facility shall be cancelled in an amount equal to such proceeds.

6.  CANCELLATION

6.1 CANCELLATION The Principal Company may, by giving to the Facility Agent not less than ten (or, at any time prior to the Syndication Date, five) days' prior written notice to that effect, cancel the whole or any part (being an amount of not less than EUR 100,000,000 and an integral multiple of EUR 20,000,000) of the Total Commitments. Any such cancellation shall reduce the Commitment of each Bank rateably.

6.2 IRREVOCABLE INSTRUCTION Any notice of cancellation given by the Principal Company pursuant to Clause 6.1 (Cancellation) shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation.

6.3 NOTICE The Facility Agent shall promptly notify each of the Banks of any notice of cancellation received by it from the Borrower pursuant to Clause 6.1 (Cancellation).

6.4 CANCELLATION OF COMMITMENT If any Bank claims indemnification from the Principal Company under Clause 7 (Taxes) or Clause 9 (Increased Costs), the Principal Company may, whilst the relevant circumstances continue and by not less than fifteen days' prior written notice to the Facility Agent (which notice shall be irrevocable), cancel such Bank's Commitment whereupon such Bank shall cease to be obliged to make Advances and its Commitment shall be reduced to zero.

                                   PART 6
                               RISK ALLOCATION

7.  TAXES

7.1 TAX GROSS-UP All payments to be made by any Obligor to any person hereunder shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

7.2 TAX INDEMNITY Without prejudice to the provisions of Clause 7.1 (Tax Gross-Up), if any person or the Facility Agent on its behalf is required to make any payment on account of tax or otherwise (not being a tax imposed on the net income of any Facility Office by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or in relation to any sum received or receivable hereunder by such person or the Facility Agent on its behalf (including, without limitation, any sum received or receivable under this Clause
7) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Facility Agent on its behalf, the Principal Company shall, upon demand of the Facility Agent, promptly indemnify such person against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

7.3 CLAIMS BY BANKS Any person intending to make a demand pursuant to Clause 7.2 (Tax Indemnity) shall notify the Principal Company (through the Facility Agent in the case of a Bank) in reasonable detail of the event by reason of which it is entitled to do so provided that nothing herein shall require such person to disclose any confidential information relating to the organisation of its affairs.

7.4 U.S. WITHHOLDING TAXES The Facility Agent and each Bank that is not incorporated under the laws of the United States of America or a state thereof which is or will be a lender to Croesus agrees that it will deliver to Croesus (and, in the case of a Bank, to the Facility Agent) within ten business days of the date hereof two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be. Each such Bank and the Facility Agent also agrees to deliver to Croesus (and, in the case of a Bank, to the Facility Agent) two further copies of said Form 1001 or 4224 or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to Croesus (and, if applicable, the Facility Agent) and such extensions or renewals thereof as may reasonably be requested by Croesus or the Facility Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank or the Facility Agent from duly completing and delivering any such form with respect to it and such Bank or the Facility Agent so advises Croesus and (in the case of any Bank) the Facility Agent. Each such Bank and the Facility Agent shall certify that it is entitled to receive payments from Croesus under this Agreement without deduction or withholding of any United States federal income taxes.

8.  TAX RECEIPTS

8.1 NOTIFICATION OF REQUIREMENT TO DEDUCT TAX If, at any time, any Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Facility Agent upon becoming aware of the same.

8.2 EVIDENCE OF PAYMENT OF TAX If any Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Facility Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority (if any) or other written evidence of payment as such Obligor can provide evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

9.   INCREASED COSTS

9.1 INCREASED COSTS If, by reason of (i) any change in law or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

      (a) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment or performing its obligations (including its obligation to make Advances under this Agreement and/or its participating in or making one or more Advances;

      (b) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital which it would have been able to obtain but for such Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

      (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances made or to be made by such Bank hereunder; or

      (d) a Bank or any holding company of such Bank becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of such holding company or any Facility Office of such Bank by the jurisdiction in which it is incorporated or in which such Facility Office is located) on or calculated by reference to the amount of the Advances made or to be made by such Bank hereunder and/or to any sum received or receivable by it hereunder, then the Principal Company shall, from time to time on demand of the Facility Agent, promptly pay to the Facility Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the opinion of that Bank, attributable to its funding or maintaining Advances or (4) such liability.

9.2 INCREASED  COST CLAIMS A Bank  intending to make a claim  pursuant to Clause
9.1 (Increased Costs) shall notify the Facility Agent in reasonable detail of the event by reason of which it is entitled to do so, whereupon the Facility Agent shall notify the Principal Company thereof provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

9.3 ILLEGALITY If, at any time, it is unlawful for a Bank to maintain its Commitment or to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder then that Bank shall, promptly after becoming aware of the same, deliver to the Principal Company through the Facility Agent a notice to that effect and:

      (a) such Bank shall not thereafter be obliged to make any Advances and the amount of its Commitment shall be immediately reduced to zero; and

      (b) if the Facility Agent on behalf of such Bank so requires, the Principal Company shall procure that the relevant Borrower or Borrowers shall on such date as the Facility Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

9.4 REGULATION COSTS Each relevant Borrower shall, within seven days of demand by any Bank (through the Facility Agent), pay to that Bank the amount of any Regulation Costs actually incurred by that Bank in respect of any Advance made by it to that Borrower. Any such demand shall contain reasonable details of the calculation of the relevant Regulation Costs.

10.   MITIGATION

If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

      (a) the reduction of its Commitment to zero pursuant to Clause 9.3 (Illegality);

      (b) an increase in the amount of any payment to be made to it or for its account pursuant to Clause 7.1 (Tax Gross-Up); or

      (c) a claim for indemnification pursuant to Clause 7.2 (Tax Indemnity) or Clause 9.1 (Increased Costs),

then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of any Borrower under any of the Clauses referred to in (a), (b) or (c) above such Bank shall promptly upon becoming aware of the same notify the Facility Agent thereof and, in consultation with the Facility Agent and the Borrower and to the extent that it can do so without prejudice to its own position, take reasonable steps to mitigate the effects of such circumstances including the transfer of its Facility Office provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any material adverse effect upon its business, operations or financial condition.

11.   MARKET DISRUPTION

If, in relation to any Advance:

      (a) the Facility Agent determines that at 11.00 a.m. on the Quotation Date for such Advance (i) there is no screen rate quote for the relevant interbank rate and (ii) none or only one of the Reference Banks was offering to prime banks in the relevant interbank market deposits in the currency requested for such Advance for the proposed duration of the Term thereof; or

      (b) before the close of business in London on the Quotation Date for such Term the Facility Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of the Euro Amount of the Loan is (or, if such Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits, then, notwithstanding the provisions of Clause 4 (Interest on Advances):

      (i) the Facility Agent shall notify the other parties hereto of such event;

      (ii)  such Advance shall not be made; and

      (iii) if the Facility Agent so requires, within five days of such notification the Facility Agent and the Principal Company shall enter into negotiations in good faith with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto provided that the Facility Agent may not agree any such substitute basis without the prior consent of each Bank.

                                   PART 7
      REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND EVENTS OF DEFAULT

12.   REPRESENTATIONS AND WARRANTIES

12.1 REPRESENTATIONS AND WARRANTIES Each Obligor and Snow represents and warrants to the Facility Agent and each of the Banks for itself, unless otherwise indicated, that:

        (i) (in the case of the Principal Company) it is a public company with limited liability ("naamloze vennootschap") duly incorporated and validly existing under the laws of The Netherlands, (in the case of Snow and Croesus) it is a corporation duly organised and in good standing under the laws of the State of Delaware and the laws of the United States of America and (in the case of any Additional Borrower) it is a corporation duly organised and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its property and assets and to carry on its business as it is now being conducted;

        (ii) it has the corporate power to enter into and perform the Finance Documents, the US Merger Document and the ICA Transaction Documents to which it is expressed to be a party and the transactions contemplated hereby and thereby and to borrow and has taken all necessary actions to authorise the borrowing of Advances upon the terms and conditions of this Agreement and to authorise the execution, delivery and performance of each of the Finance Documents, the US Transaction Documents and the ICA Transaction Documents to which it is expressed to be a party in accordance with its terms;

        (iii) each of the Finance Documents, the US Merger Document and the ICA Transaction Documents to which it is expressed to be a party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed by
                it) constitutes and will at all times constitute its legal, valid and binding obligations, enforceable in accordance with its terms subject to any legal limitations arising as a result of any applicable laws relating to bankruptcy or insolvency or equivalent proceedings;

        (iv) its indebtedness under this Agreement is its direct, unconditional and general indebtedness and ranks, and will at all times rank, pari passu with all other unsecured indebtedness and liabilities (actual or contingent) (with the exception of any indebtedness and liabilities preferred by law and deferred or subordinated indebtedness) issued, created or assumed now or in the future or for which it is now or may at any time in the future otherwise be or become responsible;

        (v) its Original Financial Statements (copies of which have been provided to each of the Banks) were prepared in accordance with accounting principles generally accepted in The Netherlands (in the case of the Principal Company) and its jurisdiction of incorporation (in the case of any Additional Borrower) and fairly present its condition and (in the case of the Principal Company) that of the Group, at such date and its results and (in the case of the Principal Company) the results of the Group for such year; there has been no material adverse change in its financial position or in the financial position of the Group taken as a whole, since that date which might have a material adverse effect on its or ICA Ahold's or ICA's ability to perform its obligations under any of the Finance Documents, the US Merger Document or the ICA Transaction Documents to which it is expressed to be a party, and such accounts included all significant liabilities (including contingent liabilities);

        (vi) since the date on which its Original Financial Statements were prepared there has been no material adverse change in its (or, in the case of the Principal Company, the Group's) financial or trading condition or prospects which could have a material adverse effect on its, ICA Ahold's or ICA's ability to perform or comply with its obligations under this Agreement, the US Transaction Documents or the ICA Transaction Documents;

        (vii) no Event of Default or Potential Event of Default has occurred and is continuing unremedied, nor will any Event of Default or Potential Event of Default result from the making of any Advance;

        (viii) its execution, delivery and performance of the Finance Documents, the US Merger Document and the ICA Transaction Documents to which it is expressed to be a party, the borrowing of Advances and the use of the proceeds thereof do not and will not violate in any respect any provisions of (i) any applicable law or judgement of The Netherlands, the US, Delaware, Sweden, its jurisdiction of incorporation or any other relevant jurisdiction, or (ii) any mortgage contract other undertaking or instrument to which it is a party or which is binding upon it or any of its assets and does not and will not result in the creation or imposition of any encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

        (ix) no litigation, arbitration or administrative proceedings are presently current or pending or, to the best of its knowledge threatened, which would or might have a material adverse effect on its, ICA Ahold's or ICA's ability to perform its obligations under this Agreement, under any of the US Transaction Documents or under the ICA Transaction Documents;

        (x) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance
                Documents, the US Merger Document and the ICA Transaction Documents to which it is expressed to be party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed to or assumed by it), (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents, the US Merger Document and the ICA Transaction Documents to which it is expressed to be party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed to or assumed by it) are legal, valid and binding and (c) to make the Finance Documents, the US Merger Document and the ICA Transaction Documents to which it is expressed to be party (or to which it becomes a party or in relation to which any rights or obligations thereunder are assigned to or assumed to or assumed by it) admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed;

        (xi) no member of the Group, the ICA Group or, to the best of its knowledge, the US Target Group is in breach of or in default under any agreement in respect of borrowed money which exceeds $25,000,000 (or its equivalent) (save, in respect of any guarantees, where liability under such guarantee is being contested by an Obligor or Material Subsidiary in good faith) to which it is a party or which is binding on it or any of its assets;

        (xii) all of the written information supplied by it to the Facility Agent, the Arrangers and the Banks in connection herewith, with the Information Memorandum or with any of the ICA Transaction Documents or the US Transaction Documents is true, complete and accurate in all material respects and it is not aware of any material facts or circumstances that have not been disclosed to the Facility Agent, the Arrangers and the Banks and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to it (provided that, to the extent that this representation and warranty relates to the Information Memorandum, such representation and warranty shall be made or given on the date on which the Information Memorandum is approved by the Principal Company);

       (xiii) neither it nor any of its subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it or any of its subsidiaries for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

        (xiv) it is conducting, in all material respects, its business and operations in compliance with all laws and regulations and all directives of governmental authorities having the force of law applicable or relevant to it;

        (xv) it owns and has good and marketable title to all of its property except where the failure to have such good and marketable title would not reasonably be expected to have a material adverse effect on it;

        (xvi) to the best of its knowledge except as disclosed in the Company disclosure letter as referenced in the US Merger Document, it and each member of the Group, the ICA Group and the US Target Group is in compliance in all material respects with all Environmental Laws and it has obtained, and will at all times obtain, and is in compliance in all material respects with all Environmental Permits;

        (xvii) to the best of its knowledge, there are no circumstances which have led, or could lead, to a competent authority or a third party taking any action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to any member of the Group, the ICA Group or the US Target Group having to take action to avert the possibility of any such action or claim which action or claim would have a material adverse effect on the Group;

        (xviii) the  aggregate  liabilities  of each  Obligor,  each Material US
                Subsidiary and the ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not have a material adverse effect upon the financial condition of such Obligor or Material US Subsidiary; each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code except for any instance of non-compliance that would not have a material adverse effect upon the financial condition of any Obligor; except as disclosed, each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favourable determination letter from the IRS to be so qualified as to form, and, to the knowledge of any Obligor, nothing has occurred since the date of such determination that would adversely affect such determination except as disclosed; the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the "benefit liabilities" (within the meaning of
                Section 4001(a)(16) of ERISA) under such Employee Plan determined using the actuarial assumptions and method used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan; there are no actions, suits or claims pending against or with respect to any Employee Plan (other than routine claims for benefits) which would cause any Obligor or any Material US Subsidiary to incur a material liability or to the knowledge of any Obligor or such Material US Subsidiary, which could reasonably be expected to be asserted against or with respect to any Employee Plan that would have a material adverse effect upon the financial condition of any Obligor; each of the US Target, the Obligors and the ERISA Affiliates has made all material contributions to or under each such Employee Plan, or any contract or agreement requiring contribution to any Employee Plan, except for any failure to make such contributions that would not have a material adverse effect upon the financial condition of the Obligors; no Obligor, US Material Subsidiary or ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions each in a manner that would have a material adverse effect upon the financial condition of the Obligors; and no Obligor, Material US Subsidiary or ERISA Affiliate has incurred or reasonably expects to incur any material liability to PBGC other than for premiums under Section 4007 of ERISA that would have a material adverse effect upon the financial condition of any Obligor;

        (xix) the borrowings made hereunder will not violate, or give rise to a violation of, any of the Regulations. No member of the Group or any agent acting in their behalf has taken or will take any action which would cause this Agreement or any of the documents or instruments delivered pursuant hereto, any borrowing hereunder or use of proceeds thereof to violate any Regulation or to violate the Exchange Act or any applicable US federal or state securities laws;

        (xx) no member of the Group is subject to regulation under the United States Public Utility Holding Company Act of 1935, the United States Federal Power Act or the United States Investment Company Act of 1940 or to any United States federal or state statute or regulation limiting its ability to incur indebtedness; no Obligor is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940 (15 U.S.C. Sections 80a-1. et seq.); and none of the transactions contemplated by this Agreement will violate such Act;

        (xxi) each material representation made by any of the Obligors contained in each US Transaction Document and each ICA
                Transaction Document is true and each material representation made by any other party to each US Transaction Document and each ICA Transaction Document is, to the best of its knowledge, true;

        (xxii) no Obligor is in material breach under any US Transaction Document or ICA Transaction Document and no other party to any US Transaction Document or ICA Transaction Document is, to the best of its knowledge, in material breach thereunder;

        (xxiii) each material permit, license, approval and consent required in relation to any of the US Transaction Documents or the ICA Transaction Documents has been given or obtained and is in full force and effect and no event has occurred which permits (or with the passage of time would permit) the revocation or termination of any such permit, license, approval or consent or the imposition of any restriction thereon;

        (xxiv) each of the US Merger Documents and the ICA Transaction Documents is in full force and effect and there has been no amendment, variation, revision or waiver of the terms of the US Tender Offer as set out in the Offer to Purchase for Cash since the date upon which the US Tender Offer was commenced or of the terms of the ICA Tender Offer or the ICA Transaction as set out in the ICA Offer Document or the Framework Agreement since the date upon which the ICA Tender Offer was commenced or the date of the Framework Agreement except as contemplated by this Agreement (including pursuant to paragraph (r) of Clause 13) and no provision of any US Transaction Document or ICA Transaction Document has been amended, supplemented, waived, revised or otherwise modified in any material respect without the prior written consent of the Facility Agent.

13.   UNDERTAKINGS

Each of the Borrowers and Snow (unless otherwise specified) undertakes that from and after the date hereof and until all sums due and to become due from the Borrowers under this Agreement have been paid or repaid and the Facility shall no longer exist:

     (a) (i) the Principal Company will deliver to the Facility Agent and each of the Banks as soon as the same are available (and in any event no later than 180 days after the end of the relevant financial year):

                  (1) its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Principal Company) profit and loss account for such financial year and its audited consolidated (and unconsolidated to the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Principal Company) balance sheet as at the end of such financial year prepared in conformity with generally accepted accounting principles in The Netherlands applied on a basis consistent with those of the preceding financial year, or if not prepared on a consistent basis, containing or accompanied by an adequate explanation of the consequences of any such inconsistency;

                  (2) if the Arrangers decide to undertake a primary syndication of the Facility in accordance with Clause
                        24.9 (Syndication), the audited consolidated financial statements of each of ICA and US Target for such financial year prepared in conformity with generally accepted accounting principles in Sweden (in the case of
                        ICA) or the United States of America (in the case of US Target) applied on a basis consistent with those of the preceding financial year, or if not prepared on a consistent basis, containing or accompanied by an adequate explanation of the consequences of any such inconsistency;

        (ii) the Principal Company will promptly send to the Facility Agent and each of the Banks two copies of any interim report or accounts or any other notice or communication sent by it to its shareholders in their capacity as such or to any stock exchange on which its shares are listed;

        (iii) it will forthwith upon a request to that effect, provide the Facility Agent with such additional financial information or other information as the Facility Agent or any Bank through the Facility Agent may from time to time reasonably require (including, without limitation, information that the Facility Agent or any Bank may reasonably require in order to determine the ratios referred to in Clause 13(g) in respect of any financial period) and upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

        (iv) on the Syndication Date it will furnish the Facility Agent with a certificate to the effect that the representations and warranties set out in Clause 12 (Representations and Warranties) hereof are true and accurate on and as of that time as if made at that time;

        (v) without prejudice to Clause 13(a)(ii), the Principal Company will as soon as possible after the end of each quarter of each financial year (but in no event later than 90 days after the end of the relevant quarter of such financial year) furnish the Facility Agent in sufficient copies for the Banks with its interim report in respect of such financial quarter, such interim report to contain such information as may be required to enable the Facility Agent and the Banks to calculate the ratios contained in Clause 13(g) as at or during the four quarter period ending on (as the case may be) the last day of the relevant quarter of such financial year and a duly signed certificate by one of its duly authorised officers stating that the covenants set out in Clause 13(g) were complied with during the four quarter period ending at the end of such quarter;

     (b) it will promptly give written notice to the Facility Agent of any Event of Default and of any Potential Event of Default or of the occurrence of any such event in relation to a subsidiary as if the references to Borrower in Clause 14 (Events of Default) were references to a subsidiary and if, in such latter case, such event could have a material adverse affect on its, ICA Ahold's or ICA's ability to perform its obligations under this Agreement or under any of the US Transaction Documents or the ICA Transaction Documents, at the same time informing the Facility Agent of any action taken or proposed to be taken by it in connection therewith;

     (c) it will not without the Banks' prior written consent create or permit to be created or to subsist and will ensure that none of its subsidiaries will without the Banks' prior written consent create or permit to be created or to subsist any encumbrance on or over the whole or any part of its assets (present or future), provided however that the Banks hereby consent to (i) encumbrances to secure indebtedness for borrowed money to be created or to subsist over assets and revenues not in excess of 15% of the total consolidated net assets of the Group according to the audited consolidated financial statements of the Group most recently delivered to the Facility Agent pursuant to Clause 13(a)(i), and (ii) encumbrances created or consented to by any member of the Group prior to the date of this Agreement provided that the Principal Company has notified the Facility Agent in writing of such encumbrances providing to the Facility Agent full details thereof, such notice to be received by the Facility Agent not later than the date hereof;

     (d) it will, if the consent (other than the consent granted pursuant to sub-clause (c)) of the Banks is required pursuant to sub-clause (c) above and such consent is forthcoming in relation to any encumbrance, create to the satisfaction of the Banks in favour of the Banks (or the Facility Agent on behalf of the Banks) the same encumbrance or such other encumbrance or encumbrances as the Banks in their absolute discretion shall deem not materially less beneficial to them than the encumbrance in respect of which such consent is given to secure, in each case, all sums due and to become due from any Obligor under this Agreement provided that the foregoing shall not apply to any Margin Stock;

     (e) it will forthwith notify the Facility Agent of any litigation or administrative or arbitration proceedings in or by any court, tribunal, arbitrator or governmental or municipal authority in process, pending or threatened against any member of the Group or any of their respective assets which might have a material adverse effect on its, ICA Ahold's or ICA's ability to perform its obligations under any of this Agreement, the ICA Transaction Documents and the US Transaction Documents;

     (f) it will use its best endeavours to obtain and maintain, and the Principal Company shall cause Snow, Croesus, ICA Ahold and ICA to obtain and maintain, all authorisations, approvals, consents, licenses and exemptions and it will, and the Principal Company shall cause Snow, Croesus, ICA Ahold and ICA to, make all necessary filings and registrations as may be required under any applicable law (which expression shall include, without limitation, the Regulations and applicable federal and state securities laws) to enable it to perform its obligations under each Finance Document and to enable it to perform its obligations under each ICA Transaction Document and each US Transaction Document, or required for the validity or enforceability of each Finance Document, ICA Transaction Document and US Transaction Document and will comply with the terms of the same; and

     (g) the Principal Company will ensure at all times the consolidated financial condition of the Group, as evidenced by the Principal Company's most recent audited annual consolidated financial statements (adjusted to take account of any changes in circumstances which occur after the date as of which such audited annual consolidated financial statements were prepared), shall be such that the ratio of operating earnings before income taxes plus Net Interest Expense to Net Interest Expense determined on a rolling four quarter average basis is not less than 3.00:1.00.

          The expressions used in this Clause 13(g) shall have the meanings attributed thereto in the consolidated financial statements of the Group (which shall comply with Clause 13(a) and shall be construed in accordance with generally accepted accounting principles in The Netherlands) but so that "Net Interest Expense" shall equal interest expense minus interest income.

          Finally, "determined on a rolling four quarter average basis", means in relation to the ratio referred to above, such ratio tested at the end of each Quarterly Financial Period by taking the average of such ratios calculated for each of such Quarterly Financial Period and the three immediately preceding Quarterly Financial Periods where "Quarterly Financial Period" means a financial quarter of a financial year of the Principal Company;

     (h) procure that each member of the Group maintains insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group whose practice is not to self insure;

     (i) it shall and shall ensure that each of its subsidiaries shall comply, in all material respects, with all Environmental Laws and Environmental Permits applicable from time to time to all or any part of its business or assets;

     (j) it shall and shall ensure that each of its subsidiaries shall not allow any circumstances to arise which could lead to a competent authority or a third party taking action or making a claim under any Environmental Laws including the requirement to clean up any contaminated land or the revocation, suspension, variation or non-renewal of any Environmental Permits or to it or any such subsidiary having to take action to avert the possibility of any such action or claim which action or claim would have a material adverse effect on the Group;

     (k) within four days of the receipt of notice of the same, give full particulars (and if requested a copy of any written particulars received by the relevant member of the Group) to the Facility Agent of any material notice, order, direction, designation, resolution or proposal having application to all or any part of the its business or assets or that of any of its subsidiaries or to the area in which such business or assets are situate or to any real property owned, leased, used or operated by any member of the Group given or made by any planning authority or other public body or authority whatsoever under or by virtue of Environmental Laws or any other statutory power whatsoever or in pursuance of the powers conferred by any other statute whatsoever;

     (l) if so required by the Facility Agent, without delay and at the cost of the Principal Company, take all reasonable or necessary steps to comply with any such notice or order referred to in Clause 13(k) above and at the request of any Bank, without delay and at the cost of the Principal Company, make or join with the Facility Agent in making such objection or objections or representations against or in respect of any proposal for such a notice or order as the Facility Agent shall deem expedient;

     (m) it shall provide all relevant information reasonably requested (including information on its current business and its prospective future business) to the Arrangers in relation to this Agreement and any transaction contemplated hereby;

     (n) it shall ensure that all information provided pursuant to 13(m) above is true and accurate;

     (o)  it shall not and shall procure that ICA Ahold and ICA shall not:

            (i)   amend,  vary or revise in any  material  respect the US Tender
                  Offer, the ICA Tender Offer, any US Transaction Document or any ICA Transaction Document without the prior written consent of the Facility Agent; or

            (ii)  waive,  in whole or in part,  any of the  conditions of the US
                  Tender  Offer,  the  ICA  tender  Offer,  any  US  Transaction
                  Document or any ICA Transaction Document or permit any termination of the US Merger Document or the ICA Merger without the prior written consent of the Facility Agent;

     (p) it shall and it shall ensure (in relation to the US Tender Offer and the US Transaction Documents) that Snow shall and (in relation to the ICA Transaction) that ICA Ahold and ICA shall:

            (i) have made the US Tender Offer on the terms detailed in the Offer to Purchase for Cash and the other US Transaction Documents or the ICA Tender Offer on the terms detailed in the ICA Tender Offer Document and the Framework Agreement;

            (ii) in relation to the US Tender Offer and the ICA Transaction, comply in all material respects with all relevant laws and regulations and all requirements of relevant regulatory authorities (including, without limitation, the Regulations and applicable federal and state securities laws);

            (iii) make  available to the  Facility  Agent  without  delay all US
                  Transaction Documents and all publicity material, press releases and other documents submitted or filed with the SEC or published in relation to the US Tender Offer by or on behalf of Snow and, at the request of the Facility Agent, provide the Facility Agent with any material information in the possession of Snow relating to the US Tender Offer or in its possession or the possession of ICA Ahold or ICA in relation to the ICA Transaction as the Facility Agent may reasonably request;

     (q) it shall use reasonable endeavours to ensure that no publicity material, press releases or other documents in relation to the US Tender Offer or the ICA Transaction are published or released by it or on behalf of Snow or its or their advisers which refer to any of the Facility Agent, the Arranger or the Banks, the Facility Agreement or the Facility unless such reference and the context in which it appears have previously been approved by the Facility Agent and the Banks (such approval not to be unreasonably withheld or delayed) and the Facility Agent and the Banks shall not withhold such approval if (i) such publication or release is required by law or (ii) related to the filing of this Agreement as an exhibit to Schedule TO;

     (r) as far as possible, it shall promptly consult with the Facility Agent before taking any action in connection with the US Tender Offer or the ICA Transaction (other than effecting amendments that (i) relate only to (a) an extension of time during which the Offer to Purchase for Cash remains outstanding, (b) discussions with the appropriate authorities relating to an anti-trust regulatory clearance or (c) the results of the US Tender Offer) or (d) relate to the filing of this Agreement as an exhibit to the Schedule TO, in particular (without limitation) before taking any of the actions referred to above;

     (s) after the US Tender Offer is consummated, it shall as soon as reasonably practicable accept for payment and pay for all of the Tendered US Shares in accordance with the terms of the US Tender Offer and applicable laws (including, without limitation, the Regulations and applicable federal and state securities laws);

     (t) as soon as possible after US Target becomes a subsidiary of the Principal Company, it will (a) review the composition of the board of directors of US Target so as to ensure that it controls such board and
          (b) consummate the US Merger;

     (u) it shall notify the Facility Agent on a regular basis (and in any event upon the request of the Facility Agent) of the number of US Target Shares tendered in connection with the US Tender Offer, notify the Facility Agent (if requested by the Facility Agent) of any information furnished to the Antitrust Division of the Department of Justice of the United States of America (the "Antitrust Division") and/or the Federal Trade Commission and/or the applicable State Attorneys General and keep the Facility Agent informed of the details of all discussions held by the Principal Company, Snow and/or US Target with the Antitrust Division and/or the Federal Trade Commission until such time as the US Tender Offer either is withdrawn, lapses or is consummated;

     (v) it shall notify the Facility Agent on a regular basis (and in any event upon the request of the Facility Agent) of all discussions held by the Principal Company, ICA Ahold, IFAB, Canica or ICA with any relevant authority in connection with the ICA Transaction until such time as the ICA Transaction is withdrawn, lapses or is consummated;

     (w) it shall, and shall cause each of its subsidiaries to, comply with the terms of the US Transaction Documents and the ICA Transaction Documents.

Nothing contained in this Agreement shall restrict the ability of the Principal Company or any of its subsidiaries from selling, pledging or otherwise disposing of any assets which, at the time in question, constitute Margin Stock, or cause or enable any one or more Banks to cause any or all of the Advances or other payment obligations owed by the Principal Company hereunder to become due and payable or enable any one or more of the Banks to take any of the actions specified in Clause 14.1(a) or (b) below solely as a result of any such sale, pledge or disposition.


14.   EVENTS OF DEFAULT

14.1  EVENTS OF DEFAULT  If:

       (i) any Obligor fails to pay any principal, interest or other sum on the day of the same becoming due and payable pursuant to this Agreement;

       (ii) any representation, warranty or statement made or (deemed to be) repeated by any Obligor or Snow in this Agreement or in any certificate, statement or other document contemplated hereby to the extent provided by or for and on behalf of the Obligors proves to be untrue or incorrect in a respect which is, in the opinion of an Instructing Group, material at the time such certificate statement or document is made or repeated (or deemed to be made or repeated) or expressed or any representation or warranty of any party to any US Transaction Document or ICA Transaction Document proves to be incorrect or misleading in any material respect at the time it is made or repeated (or deemed to be repeated); or

       (iii) any Obligor or Snow defaults in the due performance or observance of any undertaking or obligation on its part contained in or pursuant to this Agreement and, if such default is capable of remedy, the same shall not have been remedied to the satisfaction of the Facility Agent (after consultation with an Instructing Group,) within fourteen days thereafter or any party to any US Transaction Document or any ICA Transaction Document fails to perform or comply with, in either case in any material respect, any obligation, agreement or covenant to be performed or complied with under any US Transaction Document or ICA Transaction Document which shall include, for the avoidance of doubt but without limitation, a repudiation by any party to any US Transaction Document or ICA Transaction Document of such US Transaction Document or ICA Transaction Document; or

       (iv) there shall have occurred the liquidation of any of the Obligors, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary or any order is made or resolution, law or regulation passed or other action taken (including the making of any application to any court or other relevant authority) for or with a view to the liquidation of any Obligor, US Target, ICA Ahold, ICA or any Material Subsidiary or any Obligor, US Target, ICA Ahold, ICA or any Material Subsidiary shall otherwise enter into liquidation (excluding, for the avoidance of doubt, the consummation of the ICA Merger or of the US Merger in accordance with the US Merger Document); or

       (v) any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary petitions or applies to any court, tribunal or other body or authority for the appointment of, or there shall otherwise be appointed, any administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer of any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary or of all or any part of the assets of any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary; or

       (vi) any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary applies for a (temporary) moratorium or suspension of payments or for an arrangement with its creditors or for any proceedings or arrangement by which the assets of any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary are submitted to the control of its creditors or any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary otherwise threatens, proposes or declares any moratorium on its debts or any class of its debts; or

       (vii) any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary becomes, or is declared by any competent authority to be, insolvent or admits in writing its inability to pay its debts as they fall due or is or becomes subject to or applies for any bankruptcy proceedings or starts negotiations with its creditors for a restructuring of its debt; or

       (viii) any Obligor or Snow without the written consent of the Facility Agent on behalf of the Banks ceases or threatens to cease its business as presently conducted or if any Obligor or any other member of the Group sells, leases, transfers or otherwise disposes of the whole or any Substantial part of its assets exceeding a value equalling a Substantial part of the assets on a consolidated basis of the Principal Company whether by one transaction or a series of related transactions without the prior written consent of the Banks; or

       (ix) any other indebtedness of any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary for or in respect of any borrowed moneys which, when aggregated with the amount of all other borrowed monies to which this Clause 14.1(ix) applies, exceed $25,000,000 (or its equivalent) (save, in respect of any guarantee, where liability under such guarantee is being contested by such Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary in good faith) is not paid when due for payment (or within any stated applicable period of grace) or is found not to have been so paid or becomes due and payable or capable of being declared due and payable prior to its stated date of payment or, if payable on demand, shall not be paid when demanded; or

       (x) any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary defaults under any mortgage, charge, pledge, lien or other encumbrance or other security interest upon the whole or any part of the assets of such Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary and the same accordingly becomes enforceable; or

       (xi) all or any Substantial part of the assets of any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary are attached or distrained upon or becomes subject to any order or court or other process for execution and such attachment, distraint, order or process remains in effect and not discharged for 30 days; or

       (xii) any consent of the Dutch authorities or the authorities of any other relevant jurisdiction required for the validity, enforceability or legality of this Agreement or any of the ICA Transaction Documents or the US Transaction Documents or the performance hereof or thereof ceases to be or is not for any reason in full force and effect or such performance becomes unlawful or the obligations of any Borrower or Snow under this Agreement or of any other party to any ICA Transaction Document or US Transaction Document are not or cease to be legal, valid, binding or enforceable; or

       (xiii) the whole or any part of the assets, revenues or share capital of any Obligor, Snow, US Target, ICA Ahold, ICA or any Material Subsidiary having a value which, when aggregated with the value of all other assets to which this Clause 14.1(xiii) applies, equals or exceeds 15% of the consolidated net assets of the Principal Company, is expropriated or nationalised by any government; or

       (xiv) any US Obligor or Snow shall (i) file a petition to take advantage of any insolvency act; (ii) file a petition or answer seeking reorganisation or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States or any state; or (iii) by appropriate proceedings of the board of directors, or the general or limited partners or other governing body of any US Obligor or Snow, authorize the filing of any such petition, making of such assignment or commencement of such a proceeding; or

       (xv) in respect of any US Obligor or Snow a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any US Obligor or Snow or of the whole or any substantial part of its properties, or approve a petition filed against any US Obligor or Snow seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Code or any other applicable law or statute of the United States or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any US Obligor or Snow or of the whole or any substantial part of its properties; or if there is commenced against any US Obligor or Snow any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of sixty days; or if any US Obligor or Snow by any act indicates its consent to or approval of any such proceeding or petition; or

       (xvi) with respect to any Obligor, Snow, any Material US Subsidiary or any ERISA Affiliate thereof, an ERISA Event shall occur with respect to an Employee Plan and there shall result from such ERISA Event a liability which, individually or in the aggregate, has a material adverse effect upon the financial condition of such Obligor, Snow or Material US Subsidiary; or

       (xvii) the US Merger shall not have been consummated pursuant to the terms set forth in the Offer to Purchase for Cash within six months from the date hereof,

then, and in any such case and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the
Borrowers:

      (a) declare the Advances to be immediately due and payable (in the case of an Event of Default specified in paragraphs (i) - (xi), and
            (xiii) - (xvii) above) or due and payable within seven days of demand of the Facility Agent (in any other case) (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor hereunder) or declare the Advances to be due and payable on demand of the Facility Agent; and/or

      (b) declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero

(provided, however, that notwithstanding the above, if there shall occur an Event of Default under Clause 14.1(xiv) or Clause 14.1(xv) then the obligations of the Banks to lend hereunder shall automatically terminate and any and all of the Advances and other obligations shall be immediately due and payable without any action by the Facility Agent or any Bank).

14.2 FACILITIES DUE ON DEMAND If, pursuant to Clause 14.1 (Events of Default), the Facility Agent declares the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with, in the case of payments in respect of Advances, accrued interest thereon and any other sums then owed by the Obligors hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

                                   PART 8
                                  GUARANTEE

15.  GUARANTEE AND INDEMNITY

15.1 GUARANTEE The Principal Company irrevocably and unconditionally guarantees to the Facility Agent, the Arrangers and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of each other Obligor under this Agreement and agrees to pay to the Facility Agent for its account or for the account of the Banks and the Arrangers from time to time on demand any and every sum or sums of money which any such other Obligor is at any time liable to pay to the Facility Agent, the Arrangers and the Banks or any of them under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

15.2 INDEMNITY The Principal Company irrevocably and unconditionally agrees as a primary obligation to indemnify the Facility Agent, the Arrangers and the Banks from time to time on demand by the Facility Agent from and against any loss incurred by the Facility Agent, the Arrangers and the Banks or any of them as a result of any of the obligations of any other Obligor under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever, whether or not known to the Facility Agent, the Arrangers and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Obligor.

15.3 ADDITIONAL SECURITY The obligations of the Guarantor herein contained shall be in addition to and independent of every other security which the Facility Agent, the Arrangers and the Banks or any of them may at any time hold in respect of any obligations of any Obligor hereunder.

15.4 CONTINUING OBLIGATIONS The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of any Obligor under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by each Obligor hereunder and total satisfaction of all the Obligors' actual and contingent obligations hereunder.

15.5 OBLIGATIONS NOT DISCHARGED Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred in respect of the Guarantor upon the Facility Agent, the Arrangers and the Banks or any of them by this Agreement or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding-up, dissolution, administration or re-organisation of any other Obligor or any other person or any change in its status, function, control or ownership;

      (b) any of the obligations of any other Obligor or any other person hereunder or under any other security taken in respect of any of its obligations hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (c) time or other indulgence being granted or agreed to be granted to any other Obligor in respect of its obligations hereunder or under any such other security;

      (d) any amendment to, or any variation, waiver or release of, any obligation of any other Obligor hereunder or under any such other security;

      (e) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any other Obligor's obligations hereunder;

      (f) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any other Obligor's obligations hereunder; or

      (g) any other act, event or omission which, but for this Clause 15.7, might operate to discharge, impair or otherwise affect any of the obligations of such Obligor herein contained or any of the rights, powers or remedies conferred upon the Facility Agent, the Arrangers and the Banks or any of them by this Agreement or by law.

15.6 SETTLEMENT CONDITIONAL Any settlement or discharge between the Guarantor and the Facility Agent, the Arrangers and the Banks or any of them shall be conditional upon no security or payment to the Facility Agent, the Arrangers and the Banks or any of them by any Obligor or any other person on behalf of such Obligor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Facility Agent, the Arrangers and the Banks shall each be entitled to recover the value or amount of such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

15.7 EXERCISE OF RIGHTS Neither the Facility Agent, the Arrangers and the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantor by this Agreement or by law:

      (a)   to make any demand of any other Obligor;

      (b) to take any action or obtain judgment in any court against any other Obligor;

      (c) to make or file any claim or proof in a winding-up or dissolution of any other Obligor; or

      (d) to enforce or seek to enforce any other security taken in respect of any of the obligations of any other Obligor hereunder.

15.8 DEFERRAL OF BORROWERS' RIGHTS The Guarantor agrees that, so long as any amounts are or may be owed by any other Obligor hereunder or any other Borrower is under any actual or contingent obligations hereunder, the Guarantor shall not exercise any rights which it may at any time have by reason of performance by it of its obligations hereunder:

      (a)   to be indemnified by any other Obligor; and/or

      (b) to claim any contribution from any other Obligor or any other guarantor of any other Obligor's obligations hereunder; and/or

      (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Facility Agent, the Arrangers and the Banks hereunder or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Facility Agent, the Arrangers and the Banks.

15.9 SUSPENSE ACCOUNTS All moneys received, recovered or realised by a Bank by virtue of Clause 15.1 (Guarantee) or Clause 15.2 (Indemnity) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by any of the Obligors to such Bank hereunder.

                                   PART 9
                       DEFAULT INTEREST AND INDEMNITY

16.   DEFAULT INTEREST AND INDEMNITY

16.1 DEFAULT INTEREST PERIODS If any sum due and payable by any of the Obligors hereunder is not paid on the due date therefor in accordance with the provisions of Clause 18 (Payments) or if any sum due and payable by any of the Obligors under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period shall be of such duration (not exceeding three months) as the Facility Agent may select (except as otherwise provided in this Clause 16).

16.2 DEFAULT INTEREST During each such period relating thereto as is mentioned in Clause 16.1 (Default Interest Periods) an unpaid sum referred to in Clause
16.1 shall bear interest at the rate per annum which is the sum from time to time of two per cent., the Margin and the relevant interbank rate determined in respect of such unpaid sum for such period provided that:

       (a) if, for any such period, the relevant interbank rate cannot be determined, the rate of interest applicable to each part of any unpaid sum owed to any Bank shall be the sum from time to time of two per cent., the Margin and the rate per annum (rounded upwards to the nearest four decimal places) notified (together with reasonable evidence that such rate is applicable) by such Bank to the Facility Agent (who shall notify the Borrower thereof) before the last day of such period to be that which expresses as a percentage rate per annum the cost to it of funding from whatever source it may select its portion of such unpaid sum for such period; and

       (b) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of the Term thereof, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two per cent. the rate which would have been applicable to it had it not so fallen due.

16.3 PAYMENT OF DEFAULT INTEREST Any interest which shall have accrued under Clause 16.2 (Default Interest) in respect of any sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other date or dates as the Facility Agent may specify by written notice to such Obligor.

16.4 BROKEN PERIODS If any Bank or the Facility Agent on its behalf receives or recovers all or any part of an Advance made by such Bank otherwise than on the last day of the Term thereof, the Obligor to whom such Advance was made shall pay to the Facility Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of the Term thereof exceeds (b) the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of the Term thereof in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of the Term thereof.

16.5 THE PRINCIPAL COMPANY'S INDEMNITY The Principal Company undertakes to indemnify:

      (a) each of the Facility Agent, the Arrangers and the Banks against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any payment default by any of the Obligors hereunder;

      (b) the Facility Agent against any loss it may suffer as a result of its entering into, or performing, any foreign exchange contract for the purposes of Part 10; and

      (c) each Bank against any loss it may suffer as a result of its funding an Advance requested by any of the Borrowers hereunder but not made by reason of the operation of any one or more of the provisions hereof.

16.6 UNPAID SUMS AS ADVANCES Any unpaid sum shall (for the purposes of this Clause 16 and Clause 9.1 (Increased Costs)) be treated as an advance and accordingly in this Clause 16 and Clause 9.1 (Increased Costs) the term "Advance" includes any unpaid sum and "Term", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 16.1 (Default Interest Periods).

                                   PART 10
                                  PAYMENTS

17.   CURRENCY OF ACCOUNT AND PAYMENT

17.1 CURRENCY OF ACCOUNT The euro is the currency of account and payment for each and every sum at any time due from any of the Obligors hereunder provided that:

      (a) each repayment of an Advance or a part thereof shall be made in the currency in which such Advance is denominated at the time of that repayment;

      (b) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

      (c) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

      (d) each payment pursuant to Clause 7.2 (Tax Indemnity) or Clause 9.1 (Increased Costs) shall be made in the currency specified by the party claiming thereunder; and

      (e) any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

17.2 CURRENCY INDEMNITY If any sum due from any of the Obligors under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against such Obligor, (b) obtaining an order or judgment in any court or other tribunal or
(c) enforcing any order or judgment given or made in relation hereto or if any such sum is paid in the second currency, the Principal Company shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

18.   PAYMENTS

18.1 PAYMENTS TO THE FACILITY AGENT On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Facility Agent for value on the due date at such time and in such funds and to such account with such bank as the Facility Agent shall specify from time to time. Any payment received by the Facility Agent from any of the Borrowers in accordance with the foregoing shall, without prejudice to the Facility Agent's or any Bank's right to reclaim or reassert its rights to payment from such Borrower of any amount which the Facility Agent and such Bank is required to repay to such Borrower for any reason, constitute fulfilment by the Borrower of its obligation to make such payment hereunder.

18.2 ALTERNATIVE PAYMENT ARRANGEMENTS If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any or all of the Obligors to make any payments hereunder in the manner specified in Clause
18.1 (Payments to the Facility Agent), then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder provided that, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the Facility Agent thereof and shall thereafter promptly notify the Facility Agent of all payments made direct to such Bank.

18.3 PAYMENTS BY THE FACILITY AGENT Save as otherwise provided herein, each payment received by the Facility Agent for the account of another person pursuant to Clause 18.1 (Payments to the Facility Agent) shall:

       (a) in the case of a payment received for the account of any Obligor, be made available by the Facility Agent to such Obligor by application:

              (i) first, in or towards payment (on the date, and in the currency and funds, of receipt) of any amount then due from such Obligor hereunder to the person from whom the amount was so received or in or towards the purchase of any amount of any currency to be so applied; and

              (ii) secondly, in or towards payment (on the date, and in the currency and funds, of receipt) to such account with such bank in the principal financial centre of the country of the currency of such payment as such Obligor shall have previously notified to the Facility Agent for this purpose; and

       (b) in the case of any other payment, be made available by the Facility Agent to the person for whose account such payment was received (in the case of a Bank, for the account of its relevant Facility Office) for value the same day by transfer to such account of such person with such bank in the principal financial centre of the country of the currency of such payment as such person shall have previously notified to the Facility Agent.

18.4 NO SET-OFF All payments required to be made by any of the Obligors hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

18.5 CLAWBACK Where a sum is to be paid hereunder to the Facility Agent for account of another person, the Facility Agent shall not be obliged to make the same available to that other person or to enter into or perform any exchange contract in connection therewith until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum or the proceeds of such exchange contract were so made available shall on request refund the same to the Facility Agent together with an amount sufficient to indemnify the Facility Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum or the proceeds of such exchange contract prior to its having received such sum.

18.6 APPLICATION OF PAYMENTS The Facility Agent and each Bank shall apply any amount received by it hereunder:

       (i) first, in payment of all costs and expenses required to be reimbursed by the Principal Company hereunder;

       (ii)   secondly, in payment of all accrued but unpaid fees;

       (iii)  thirdly, in payment of all accrued but unpaid default interest;

       (iv) fourthly, in payment of all accrued but unpaid interest (other than default interest); and

       (v)    fifthly, in payment of any unpaid principal.


19.   SET-OFF

19.1 CONTRACTUAL SET-OFF Each of the Obligors authorises each Bank to apply and each Bank shall be entitled to set-off any credit balance to which such Obligor is entitled on any account of such Obligor with that Bank in satisfaction of any sum due and payable from such Obligor to such Bank hereunder but unpaid; for this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

19.2 SET-OFF NOT MANDATORY No Bank shall be obliged to exercise any right given to it by Clause 19.1 (Contractual Set-off).

20.  SHARING

20.1 REDISTRIBUTION OF PAYMENTS Subject to Clause 20.3 (Recoveries Through Legal Proceedings), if, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under this Agreement by any of the Obligors for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

      (a) such Recovering Bank shall pay to the Facility Agent an amount equal to such excess amount;

      (b) there shall thereupon fall due from such Obligor to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (a) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

      (c) the Facility Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto, provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to paragraph (a)(i) of Clause 18.3 (Payments by the Facility Agent) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

20.2 REPAYABLE RECOVERIES If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any of the Obligors becomes repayable and is repaid by such Recovering Bank, then:

       (a) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 20.1 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of such Recovering Bank an amount equal to its share of such relevant sum together with such amount (if any) as is necessary to reimburse the Recovering Bank the appropriate proportion of any interest it shall have been obliged to pay when repaying such relevant sum to the relevant Obligor as aforesaid; and

       (b) there shall thereupon fall due from such Obligor to each such Bank an amount equal to the amount paid out by it pursuant to paragraph
              (a) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

20.3 RECOVERIES THROUGH LEGAL PROCEEDINGS If any Bank shall commence any action or proceeding in any court to enforce its rights hereunder after consultation with the other Banks and, as a result thereof or in connection therewith, shall receive any excess amount (as defined in Clause 20.1 (Redistribution of Payments)), then such Bank shall not be required to share any portion of such excess amount with any Bank which has the legal right to, but does not, join in such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in another court.

                                   PART 11
                          FEES, COSTS AND EXPENSES

21.   FEES

21.1 COMMITMENT FEE The Principal Company shall pay to the Facility Agent for account of each Bank a commitment fee on the amount of the Total Commitments from time to time during the period (the "relevant period") beginning on 23 February 2000 and ending on the Final Maturity Date, such commitment fee to be calculated at the rate of 0.15 per cent. per annum and to be payable in arrear on the last day of each successive period of three months which ends during the relevant period and on the Final Maturity Date or the date upon which the Total Commitments shall have been reduced to zero, if earlier.

21.2 STRUCTURING FEE The Principal Company shall pay to the Facility Agent for the account of the Arrangers and the Banks the fee specified under the heading "Structuring Fee" in the "Summary of Terms and Conditions" relating to this Agreement sent by the Arrangers to the Principal Company and dated 23 February 2000 at the times, and in the amounts, specified therein.

21.3 AGENCY FEE In case the Syndication Date occurs the Principal Company shall pay to the Facility Agent for its own account the agency fees specified in the letter of even date herewith from the Facility Agent to the Principal Company at the times, and in the amounts, specified in such letter.

21.4 SYNDICATION FEE The Principal Company shall pay to the Facility Agent for the account of the Arrangers and the Banks any fee which the Principal Company agrees to pay in accordance with Clause 24.9 (Syndication) at the times and in the amounts so agreed.

22.   COSTS AND EXPENSES

22.1 TRANSACTION EXPENSES The Principal Company shall, on demand of the Facility Agent, reimburse each of the Facility Agent and the Arrangers for all reasonable legal and out-of-pocket costs and expenses (including printing and publicity costs) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions herein contemplated and the syndication of the Facility.

22.2 PRESERVATION AND ENFORCEMENT OF RIGHTS The Principal Company shall, from time to time on demand of the Facility Agent, reimburse each of the Facility Agent, the Arrangers and the Banks for all costs and expenses (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of any of the Facility Agent, the Arrangers and the Banks under this Agreement.

22.3 STAMP TAXES The Principal Company shall pay all stamp, registration and other taxes to which this Agreement is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify each of the Facility Agent, the Arrangers and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

22.4 AGENT'S COSTS The Principal Company shall, from time to time on demand of the Facility Agent (and without prejudice to the provisions of Clause 22.2 (Preservation and Enforcement of Rights) and Clause 27.2 (Amendment Costs)) compensate the Facility Agent at such daily and/or hourly rates as the Facility Agent shall from time to time reasonably determine for the time and expenditure, all costs and expenses (including telephone, fax, copying, travel and personnel costs) incurred by the Facility Agent in connection with its taking such action as it may deem appropriate or in complying with any instructions from an Instructing Group or any request by the Borrowers or any of them in connection with:

       (a) the granting or proposed granting of any waiver or consent requested hereunder by the Borrowers or any of them;

       (b) any actual, potential or suspected breach by the Borrowers or any of them of its obligations hereunder;

       (c) the occurrence of any event which is an Event of Default or a Potential Event of Default; or

       (d) any amendment or proposed amendment hereto requested by the Borrowers or any of them.

22.5 BANKS' LIABILITIES FOR COSTS If the Principal Company fails to perform any of its obligations under this Clause 22, each Bank shall, in its Proportion, indemnify each of the Facility Agent and the Arrangers against any loss incurred by either of them as a result of such failure and the Principal Company shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 22.5.

22.6 INDEMNIFICATION BY THE PRINCIPAL COMPANY The Principal Company agrees to and hereby does indemnify and hold harmless the Facility Agent and each Bank and their respective affiliates, directors, officers, agent and employees and each other person, if any controlling them or any of their affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended or
Section 20(a) of the Exchange Act (each, "Indemnified Party") from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party resulting from any actual or threatened legal actions or proceedings arising out of the Commitments, the financings contemplated hereby, the US Tender Offer, any transaction contemplated by any of the US Transaction Documents or their role in connection therewith whether or not they or any other Indemnified Party is named as a party to any such legal action or proceeding ("Claims"). The Principal Company will not, however, be responsible to any Indemnified Party hereunder for any claims to the extent that any such Claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitutes the gross negligence or wilful misconduct of such Indemnified Party ("Excluded Claims"). Each Indemnified Party shall give the Principal Company prompt written notice of any Claim setting forth a description of those elements of the claim of which such Indemnified Party has knowledge. The Principal Company shall have the right at any time during which a Claim is pending to select counsel to defend and settle any Claims for which the Principal Company is an indemnitor hereunder. In any other case, the Indemnified Party shall have the right to select counsel and control the defence of any Claims to the extent provided for herein; provided, however, that no Indemnified Party shall settle any claim as to which it is controlling the defence without the Principal Company's consent, which consent shall not be unreasonably withheld. With respect to any Claim for which the Principal Company is entitled to select counsel, each Indemnified Party shall have the right, at its expense, to participate in the defence of such Claim.

                                   PART 12
                              AGENCY PROVISIONS

23.   THE FACILITY AGENT, THE ARRANGERS AND THE BANKS

23.1 APPOINTMENT OF THE FACILITY AGENT Each of the Arrangers and the Banks hereby appoints the Facility Agent to act as its agent in connection herewith and authorises the Facility Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Facility Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

23.2  FACILITY AGENT'S DISCRETIONS  The Facility Agent may:

       (a)    assume that:

              (i)    any  representation   made  by  any  of  the  Borrowers  in
                     connection herewith is true;

              (ii) no Event of Default or Potential Event of Default has occurred;

              (iii) none of the Borrowers is in breach of or default under its obligations hereunder or under any of the US Transaction Documents; and

              (iv) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised unless the Facility Agent has, in its capacity as agent hereunder, actual knowledge of or received actual notice to the contrary from any other party hereto;

       (b) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace any such Facility Office and act upon any such notice until the same is superseded by a further such notice;

       (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

       (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Obligors upon a certificate signed by or on behalf of such Obligor;

       (e) rely upon any communication or document believed by it to be genuine;

       (f) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

       (g) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with this Agreement until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

23.3  FACILITY AGENT'S OBLIGATIONS  The Facility Agent shall:

      (a) promptly inform each Bank of the contents of any notice or document received by it in its capacity as Facility Agent from any of the Obligors hereunder;

      (b) promptly notify each Bank of the occurrence of any Event of Default or any default by any of the Borrowers or any other party in the due performance of or compliance with its obligations under this Agreement or under any Transaction Document of which the Facility Agent has actual knowledge or received actual notice from any other party hereto;

      (c) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and all of the Banks; and

      (d) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder unless such right, power or discretion is vested in the Facility Agent in its individual capacity hereunder or is a right, power or discretion that may be exercised against the Arrangers, the Banks or any of them.

23.4 EXCLUDED OBLIGATIONS Notwithstanding anything to the contrary expressed or implied herein, neither the Facility Agent nor any of the Arrangers shall:

       (a)    be bound to enquire as to:

              (i) whether or not any representation made by any of the Borrowers in connection herewith is true;

              (ii) the occurrence or otherwise of any Event of Default or Potential Event of Default;

              (iii) the performance by any of the Borrowers of its obligations hereunder or under any Transaction Document; or

              (iv) any breach of or default by any of the Borrowers of or under its obligations hereunder or under any Transaction Document;

       (b) be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

       (c) be bound to disclose to any other person any information relating to any member of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

       (d) be under any obligations or fiduciary duties other than those for which express provision is made herein.

23.5 INDEMNIFICATION Each Bank shall, in its Proportion, from time to time on demand by the Facility Agent, indemnify the Facility Agent, against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Facility Agent may incur in acting in its capacity as facility agent hereunder to the extent the same are not paid by any of the Obligors and the Principal Company shall, on first demand of such Bank, reimburse such Bank in full for any monies paid out by it pursuant to this Clause 23.5. Each Bank shall, following any payment made by it under this Clause 23.5, be entitled to recover from the Facility Agent any amount which it establishes has been paid by it to the Facility Agent pursuant to this Clause
23.5 in respect of costs, claims, losses, expenses (including legal fees) and liabilities incurred by the Facility Agent as a result of the Facility Agent's own gross negligence or wilful misconduct in acting in its capacity as facility agent hereunder.

23.6 EXCLUSION OF LIABILITIES None of the Facility Agent and the Arrangers accepts any responsibility for the accuracy and/or completeness of any information supplied by any of the Borrowers in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement and none of the Facility Agent and the Arrangers shall be under any liability as a result of taking or omitting to take any action in relation to this Agreement, save in the case of gross negligence or wilful misconduct.

23.7 NO ACTIONS Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 23.6 (Exclusion of Liabilities).

23.8 BUSINESS WITH THE GROUP Each of the Facility Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.9 RESIGNATION The Facility Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto provided that no such resignation shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 23.

23.10 REMOVAL OF FACILITY AGENT An Instructing Group may remove the Facility Agent from its appointment hereunder as Facility Agent at any time by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto provided that no such removal shall be effective until a successor for the Facility Agent is appointed in accordance with the succeeding provisions of this Clause 23.

23.11 SUCCESSOR FACILITY AGENT If the Facility Agent gives notice of its resignation pursuant to Clause 23.9 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Facility Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Facility Agent may appoint such a successor itself.

23.12 NEW FACILITY AGENT If an Instructing Group removes the Facility Agent from its appointment hereunder pursuant to Clause 23.10 (Removal of Facility Agent), then any reputable and experienced bank or other financial institution may be appointed, after consultation with the Principal Company, as a successor to the Facility Agent by an Instructing Group.

23.13 RIGHTS AND OBLIGATIONS If a successor to the Facility Agent is appointed under the provisions of Clause 23.11 (Successor Facility Agent) or Clause 23.12 (New Facility Agent), then (a) the retiring Facility Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 23 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

23.14 OWN RESPONSIBILITY It is understood and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Borrower and the Group and, accordingly, each Bank warrants to each of the Facility Agent and the Arrangers that it has not relied on and will not hereafter rely on any of the Facility Agent and the Arrangers:

      (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any of the Borrowers in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter circulated to such Bank by the Facility Agent or any Arranger); or

      (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

23.15 SEPARATION OF DEPARTMENTS In acting as Facility Agent and/or Arranger for the Banks, the agency department of each of the Facility Agent and the Arrangers shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 23, in the event that the Facility Agent or, as the case may be, an Arranger should act for any member of the Group in any capacity in relation to any other matter, any information given by such member of the Group to the Facility Agent or, as the case may be, such Arranger in such other capacity may be treated as confidential by the Facility Agent or, as the case may be, such Arranger and shall not constitute actual knowledge of any matter for the purposes of Clause 23.2.

23.16 CONFIDENTIAL INFORMATION Notwithstanding anything to the contrary expressed or implied herein and without prejudice to the provisions of Clause
23.14 (Separation of Departments), the Facility Agent shall not as between itself and the Banks be bound to disclose to any Bank or other person any information which is supplied by any member of the Group to the Facility Agent in its capacity as facility agent hereunder for the Banks and which is identified by such member of the Group at the time it is so supplied as being confidential information provided that the consent of the relevant member of the Group to such disclosure shall not be required in relation to any information which in the opinion of the Facility Agent relates to an Event of Default or Potential Event of Default or in respect of which the Banks have given a confidentiality undertaking in a form satisfactory to the Facility Agent and the relevant member of the Group.

                                   PART 13
                          ASSIGNMENTS AND TRANSFERS

24.   ASSIGNMENTS AND TRANSFERS

24.1 BINDING AGREEMENT This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors (including, without limitation, any entity which assumes the rights and obligations of any party hereto by operation of the law of the jurisdiction of incorporation or domicile of such party), Transferees and assigns.

24.2 NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS None of the Obligors shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

24.3 ASSIGNMENT AND TRANSFERS BY BANKS Any Bank may, at any time, assign all or (subject to the proviso below) any of its rights and benefits hereunder or transfer in accordance with Clause 24.5 all or any of its rights, benefits and obligations hereunder (i) to any holding company, any of its wholly-owned subsidiaries or any affiliate, (ii) in connection with primary syndication of the Facility, (iii) to any other Bank or (iv) with the prior written consent of the Principal Company (not to be unreasonably withheld or delayed) to any other person provided that (without prejudice to a Bank's right to assign and/or transfer all of its rights, benefits and obligations hereunder in accordance with this Clause 24.3) a Bank shall be entitled to assign and/or transfer part of its Participation hereunder only in an amount equal to or exceeding EUR 10,000,000 and then only if it retains a Participation of not less than EUR 10,000,000. Any Bank which assigns all or any of its rights and benefits hereunder or transfers in accordance with Clause 24.5 all or any of its rights, benefits and obligations hereunder to any other Bank shall notify the Principal Company thereof.

24.4 ASSIGNMENTS BY BANKS If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 24.3 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with the Principal Company, the Facility Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Facility Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto. The Assignee shall be responsible for giving notice of the assignment to the relevant Obligors.

24.5 TRANSFERS BY BANKS If any Bank wishes to transfer all or any of its rights, benefits and/or obligations hereunder as contemplated in Clause 24.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to and signature by the Facility Agent on behalf of the Obligors (and each of the Obligors hereby irrevocably appoints the Facility Agent as its agent for the purposes of such delivery and signature of any Transfer Certificate) of a duly completed and duly executed Transfer Certificate in which event it is hereby irrevocably agreed by each of the Obligors in advance that, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Facility Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to and signature by the Facility Agent on behalf of the Obligors (which signature the Facility Agent agrees to complete promptly upon receipt of the relevant Transfer Certificate in accordance with this Clause 24):

      (a) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights, benefits and obligations hereunder each of the Obligors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights, benefits and obligations being referred to in this Clause
            24.5 as "discharged rights and obligations");

      (b) each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Bank;

      (c) the Facility Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

      (d) such Transferee shall become a party hereto as a "Bank" and will also be deemed to have appointed the Facility Agent as its agent in accordance with the terms of this Agreement.

Receipt of a Transfer Certificate by the Facility Agent shall also constitute notice to the Obligors as required by Dutch law and each party hereto hereby irrevocably authorises and instructs the Facility Agent to receive each such notice on its behalf and irrevocably agrees that each such notice to be given to such party may be given to the Facility Agent as representative of such party.

24.6 TRANSFER FEE On the date upon which a transfer takes effect pursuant to Clause 24.5 (Transfers by Banks) the Transferee in respect of such transfer shall pay to the Facility Agent for its own account a transfer fee of EUR 1,500. All costs of any transfer of any Bank's rights, benefits and obligations hereunder to any Transferee (including, without limitation, any stamp duty) shall be for the account of such Bank.

24.7 COOPERATION AND AUTHORISATION Each of the parties hereto hereby (i) in advance cooperates (werkt mee aan) any transfer purported to be effected by means of a duly executed Transfer Certificate delivered to the Facility Agent and (ii) irrevocably authorises and instructs the Facility Agent to accept any Transfer Certificate and/or notice thereof on its behalf.

24.8 EXCESS AMOUNTS If any Bank assigns or transfers any of its rights, benefits and obligations hereunder or changes its Facility Office and there arises (by reason of circumstances existing at the date of such assignment or transfer or which are not existing at such date but which are scheduled to take effect or in respect of which there is a general consensus that they will take effect after the date thereof) an obligation on the part of a Borrower to such Bank or its assignee or transferee or any other person any amount in excess of the amount it would have been obliged to pay but for such assignment, transfer or change, then such Borrower shall not be obliged to pay the amount of such excess.

24.9 DISCLOSURE OF INFORMATION Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about the Borrowers and the Group as such Bank shall consider appropriate and each Bank shall also be entitled to disclose any such information:

       (i) if required by applicable law or applicable regulations of any relevant supervising authorities;

       (ii) in connection with any legal proceedings taken against any of the Obligors in connection with this Agreement;

       (iii)  to any of its auditors or legal counsel; or

       (iv)   which is in the public domain.

24.10 SYNDICATION The Principal Company hereby acknowledges its obligations set out under the heading "Syndication Strategy" in the Syndication Mandate Latter relating to the Summary Terms and Conditions related to the Facility dated 23 February 2000 (including, without limitation, in relation to providing assistance with syndication of the Facility and to negotiating in good faith to agree an appropriate arrangement fee and pricing, as well as a review of the structuring elements of the Facility reflecting prevailing market conditions to ensure a successful syndication, all as set out in such Syndication Mandate Letter and such Summary Terms and Conditions). In addition, the Principal Company agrees to procure the assistance of relevant officers of the Principal Company in the preparation and approval of the Information Memorandum, shall provide to the Arrangers all information deemed reasonably necessary by the Arrangers to prepare such Information Memorandum and shall expeditiously review and provide its approval of the Information Memorandum.

24.11 CLEAR MARKET The Principal Company agrees that, prior to the Syndication Date, no member of the Group shall engage any person (other than the Arrangers) or otherwise enter in to the national loan or capital markets or otherwise respond to any proposal made to any member of the Group for any kind of loan, note or bond issue in which any member of the Group is borrower or guarantor without the prior written consent of the Arrangers.

                                   PART 14
                                MISCELLANEOUS

25.   CALCULATIONS AND EVIDENCE OF DEBT

25.1 BASIS OF ACCRUAL Interest and the facility fee shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, if market practice differs, in accordance with market practice) and the actual number of days elapsed.

25.2 QUOTATIONS If on any occasion a Reference Bank or Bank fails to supply the Facility Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Facility Agent.

25.3 EVIDENCE OF DEBT Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

25.4 CONTROL ACCOUNTS The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance made or arising hereunder (and the name of the Bank to whom such sum relates and each Bank's share therein), (b) the amount of all principal, interest and other sums due or to become due from any of the Borrowers to any of the Banks hereunder and each Bank's share therein and (c) the amount of any sum received or recovered by the Facility Agent hereunder and each Bank's share therein. The Facility Agent shall, upon request of any Borrower, deliver to such Borrower statements of the accounts referred to in this Clause 25.4.

25.5 PRIMA FACIE EVIDENCE In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 25.3 (Evidence of Debt) and Clause 25.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded.

25.6 CERTIFICATES OF BANKS A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 7.1 (Tax Gross-up) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 7.2 (Tax Indemnity) or Clause 9.1 (Increased Costs) or Clause 16.4 (Broken Periods) or Clause 17.2 (Currency Indemnity) shall be conclusive evidence for the purposes of this Agreement save in the case of manifest error.

25.7 FACILITY AGENT'S CERTIFICATES A certificate of the Facility Agent as to the amount at any time due from any Borrower hereunder or the amount which, but for any of the obligations of any Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Part 8 (Guarantee).

25.8 COUNTERPARTS This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts together shall constitute one and the same instrument.

26.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

26.1 REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

26.2 PARTIAL INVALIDITY If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

27.  AMENDMENTS

27.1 AMENDMENTS With the prior written consent of an Instructing Group, the Facility Agent and the Principal Company may from time to time enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of all or any of the Facility Agent, the Arrangers and the Banks or of any Obligor hereunder, and, at the request of the Principal Company with the prior consent of an Instructing Group, the Facility Agent on behalf of the Arrangers and the Banks may execute and deliver to the Principal Company a written instrument waiving prospectively or retrospectively, on such terms and conditions as the Facility Agent may specify in such instrument, any of the requirements of this Agreement or any Event of Default or Potential Event of Default and its consequences provided, however, that:

      (i) no such waiver and no such amendment, supplement or modification shall without the prior consent of all the Banks:

            (a) amend or modify the definitions of Additional Borrower, Instructing Group, Margin or Final Maturity Date;

            (b) amend, modify or waive any provision which requires the prior written consent of the Banks, Clause 21 (Fees), Clause 24.2 (No Assignments and Transfers by the Obligors) or this Clause 27;

            (c) change the principal or currency of any Advance or extend the Term thereof;

            (d) decrease the amount of, or change the currency of or extend the date for any payment of interest, fees or any other amount payable to all or any of the Facility Agent, the Arrangers and the Banks hereunder;

            (e)   increase the amount of the Total Commitments; or

            (f) release any Guarantor from all or any of its obligations hereunder;

      (ii) notwithstanding any other provision hereof, the Facility Agent shall not be obliged to agree to any such waiver, amendment, supplement or modification if the same would:

            (a)   amend,   modify   or   waive   any   provision   of   this
                  Clause 27; or

            (b) otherwise amend, modify or waive any of the Facility Agent's or the Arrangers' rights hereunder or subject the Facility Agent or, as the case may be, any Arranger to any additional obligations hereunder; and

      (iii) the Facility Agent shall promptly notify the Banks of any written amendments, supplements or modifications hereto which have been made with the consent of an Instructing Group and the Borrower.

27.2 AMENDMENT COSTS If the Principal Company requests any amendment, supplement, modification or waiver in accordance with Clause 27.1, then the Principal Company shall, on demand of the Facility Agent, reimburse the Facility Agent for all reasonable costs and expenses (including reasonable legal fees) together with any VAT thereon incurred by the Facility Agent in the negotiation, preparation and execution of any written instrument contemplated by Clause 27.1.

28.   NOTICES

28.1 COMMUNICATIONS IN WRITING Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telefax or letter provided that the Borrowers shall indemnify each of the Facility Agent, the Arrangers and the Banks against any cost, claims, loss, expense (including legal fees) or liability together with any VAT thereon which any of them may sustain or incur as a consequence of any telefax communication originating from any Borrower not being actually received by or delivered to the intended recipient thereof or any telefax communication purporting to originate from any Borrower being made or delivered fraudulently.

28.2 DELIVERY Any communication or document (unless made by telefax or telephone) to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that:

       (i) any communication or document to be made or delivered to the Facility Agent shall be effective only when received by the Facility Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or such other department or officer as the Facility Agent shall from time to time specify for this purpose); and

       (ii) any communication or document to be made or delivered to any Bank having more than one Facility Office shall (unless such Bank has by fifteen days' written notice to the Facility Agent specified another address) be made or delivered to such Bank at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its main Facility Office.

28.3 COMMUNICATIONS BY TELEPHONE OR TELEFAX Where any provision of this Agreement specifically contemplates telephone or telefax communication made by one person to another, such communication shall be made to that other person at the relevant telephone number specified by it from time to time for the purpose and shall be deemed to have been received when made (in the case of any communication by telephone) or when transmission of such telefax communication has been completed (in the case of any telecommunication by telefax). Each such telefax communication, if made to the Facility Agent by a Borrower shall be signed by the person or persons authorised by such Borrower in the certificate delivered pursuant to the Third Schedule and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Facility Agent to such Borrower.

28.4 ENGLISH LANGUAGE Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

28.5 COUNTERPARTS This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

                                   PART 15
                            LAW AND JURISDICTION

29.   LAW AND JURISDICTION

29.1 DUTCH LAW This Agreement shall be governed by, and shall be construed in accordance with, the law of The Netherlands.

29.2 DUTCH COURTS Each of the Obligors irrevocably agrees for the benefit of each of the Facility Agent, the Arrangers and the Banks that the competent courts of Amsterdam, The Netherlands shall have jurisdiction to hear and determine any suit, action or Proceeding, and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

29.3 NEW YORK COURTS Each of the Obligors irrevocably agrees that the courts of the State of New York and the courts of the United States of America, in each case sitting in the County of New York, shall have jurisdiction to hear and determine any Proceedings and to settle any Disputes and, for such purposes, irrevocably submits to the jurisdiction of such courts.

29.4 APPROPRIATE FORUM Each of the parties irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 29.2 (Dutch Courts) and Clause 29.3 (New York Courts) being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

29.5 SERVICE OF PROCESS Each of the Obligors agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered, in connection with any suit, action or proceeding in New York, to CT Corporation System at 1633 Broadway, New York, N.Y. 10019, United States of America. If the appointment of the person mentioned in this Clause 29.5 ceases to be effective each Obligor shall immediately appoint a further person in New York to accept service of process on its behalf in New York and, failing such appointment within 15 days, the Facility Agent shall be entitled to appoint such a person by notice to such Obligor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

29.6 NON-EXCLUSIVE SUBMISSIONS The submission to the jurisdiction of the courts referred to in Clause 29.2 (Dutch Courts) and Clause 29.3 (New York Courts) shall not (and shall not be construed so as to) limit the right of the Facility Agent, the Arrangers and the Banks or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

29.7 CONSENT TO ENFORCEMENT Each of the Obligors hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

29.8 WAIVER OF IMMUNITY To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor hereby irrevocably agrees and shall be obliged for the purposes of this Agreement not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction and, in particular, to the intent that in any Proceedings taken in New York the foregoing waiver of immunity shall have effect under and be construed in accordance with the United States Foreign Sovereign Immunities Act of 1976.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                             THE FIRST SCHEDULE

                                  The Banks

Bank                                                        Commitment (EUR)

ABN AMRO Bank N.V.                                         [2,200,000,000]
The Chase Manhattan Bank                                   [2,200,000,000]

                             THE SECOND SCHEDULE

                        Form of Transfer Certificate

To:   ABN AMRO Bank N.V.


                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ] March 2000 whereby a EUR 4,400,000,000 multicurrency stand-by bridge revolving credit facility was made available to Koninklijke Ahold N.V. and Snow Acquisition, Inc., as borrowers by a group of banks on whose behalf ABN AMRO Bank N.V. acted as Facility Agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank and Transferee are defined in the schedule hereto.

2. The Bank (a) confirms that the details in the schedule hereto under the heading "Bank's Commitment" and "Advances" accurately summarises its Commitment and/or, as the case may be, its participation in and the Term and Repayment Date of one or more existing Advances and (b) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the schedule hereto of, as the case may be, its Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee and the Bank hereby confirm that any consents referred to in Clause 24.3 (Assignments and Transfers by Banks) have been obtained and hereby request the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 24.5 (Transfers by Banks) of the Facility Agreement so as to (i) constitute a notice of assignment (cessie) and notice of take-over of obligations (schuldoverneming) and (ii) take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Borrowers or the Group.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of any of the Borrowers or for the performance and observance by such Borrower of any of its obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or
(b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by any of the Borrowers or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. The schedule to this certificate and the administration details of the Transferee attached hereto form an integral part of this certificate.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with Dutch law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.


      [Transferor Bank]                                 [Transferee Bank]

      By:
      By:

      Date:

      Date:

We hereby acknowledge the contents of this Transfer Certificate.

      KONINKLIJKE AHOLD N.V.

      By:

      Date:

      For acceptance:


      [Facility Agent] as agent for and on behalf of the Obligors

      By:

      Date:

                    Administrative Details of Transferee

Address:

Contact name:

Account for Payments:

Telex:      [                                                          ]

Telephone:  [                                                          ]

Telefax:    [                                                          ]

                                THE SCHEDULE
                 DEED OF ASSIGNMENT AND DEBT TAKE-OVER DEED
                 (Cessieakte en akte van schuldoverneming)

I.    Facility Agreement

[A. The Bank hereby assigns (cedeert hierbij) to the Transferee, which assignment is hereby accepted by the Transferee, all rights and benefits under and pursuant to the Facility Agreement as set out hereafter in this Schedule in relation to the amounts transferred. This assignment includes all security interests and ancillary rights pertaining to the assigned rights and benefits. The Transferee hereby furthermore assumes by means of take-over debt (schuldoverneming) (i) the obligations of the Bank vis-a-vis any other party to the Facility Agreement insofar as such obligations pertain to such assigned rights and benefits (and which would have been obligations of the Transferee if it had been an original party to the Facility Agreement and (ii) such other obligations of the Bank as set out hereafter in this Schedule.

1.    Bank:

2.    Transferee:

3. Transfer/Assumption Date:

4.    Commitment:
      Bank's Commitment                               Portion Transferred

5.    Advance(s):
      Term and Repayment                              Portion Transferred
      Date of Advance(s)

6.    Other obligations assumed:]

[OR]

[B. The Transferee hereby assumed by means of take-over debt (schuldoverneming) the obligations of the Bank under and pursuant to the Facility Agreement vis-a-vis any other party to the Facility Agreement as set out hereafter in this
Schedule in relation to the amounts transferred and other assumed obligations (and which would have been obligations of the Transferee if it had been an original party to the Facility Agreement). The Bank hereby assigns (cedeert hierbij) to the Transferee, which assignment is hereby accepted by the Transferee, all rights and benefits insofar as such rights and benefits pertain to such assumed obligations (and which would have been rights and benefits of the Transferee if it had been an original party to the Facility Agreement). This assignment includes all security interests and ancillary rights pertaining to the assigned rights and benefits.

1.    Bank:

2.    Transferee:

3.    Transfer/Assumption Date:

4.    Commitment:
      Bank's Commitment                               Portion Transferred

5.    Advance(s):
      Term and Repayment                              Portion Transferred
      Date of Advance(s)

6.    Other obligations assumed:]

II.   Deed of Assignment and Take-over of Debt

This Schedule, being an integral part of the Transfer Certificate, constitutes a deed of assignment (cessieakte) and a deed of take-over of debt (akte van schuldoverneming).

                             THE THIRD SCHEDULE

                                   Part A
                        Condition Precedent Documents

1.    In relation to each of the Obligors:

      (a) a copy, certified as a true copy by a duly authorised officer of such Obligor (being, in the case of the Principal Company, the Secretary to the Executive Board), of the constitutional documents of such Borrower and (in the case of the Principal Company) an extract from the relevant Chamber of Commerce;

      (b) a copy, certified as a true copy by a duly authorised officer of such Obligor, of a board resolution of such Obligor and (in the case of the Principal Company) such resolutions of the board of managing directors of the Principal Company, the supervisory board of the Principal Company (Raad van Commissarissen) and the works' council of the Principal Company (Ondernemingsraad) as may be required pursuant to Dutch law by Dutch Counsel to the Banks approving the execution, delivery and performance of this Agreement and the terms and conditions hereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor pursuant hereto (or, in the case of such requirement to the extent that it relates to the works' council of the Principal
            Company, a certificate of the in-house general counsel of the Principal Company stating that they have notified the central works' council of the Principal Company (Ondernemingsraad) of the entering into by the Principal Company of this Agreement and the transactions contemplated hereby and have sought the advice of the central works' council in accordance with article 25 of the Works' Council Act ("Wet op de ondernemingsraden")); and

      (c) a certificate of a duly authorised officer of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and any documents to be delivered by such Obligor pursuant hereto.

2. A copy, certified as a true copy by or on behalf of the Principal Company, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render this Agreement legal, valid, binding and enforceable, to make this Agreement admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each of the Obligors to perform its obligations hereunder.

3. An opinion of Clifford Chance, counsel to the Facility Agent, in substantially the form distributed to the Banks prior to the execution hereof.

4.    An opinion of the Principal Company's in-house Counsel.

5.    An opinion of White & Case, counsel to Snow and Croesus.

6. A copy, certified as a true copy by a duly authorised officer of each Borrower, of the Original Financial Statements of such Borrower and a copy, certified a true copy by a duly authorised officer of the Principal Company of the most recently published audited consolidated financial statements of ICA and US Target.

7. Evidence that each of the process agents referred to in Clause 29.6 (Service of Process) has agreed to act as the agent of the Obligors for the service of process in New York.

8. Certificate of Incorporation, certified by the secretary of state of Delaware, and by-laws of Snow and Croesus, certified by the secretary of Snow or Croesus (as the case may be).

9. Evidence of existence and good standing of Snow and Croesus from the State of Delaware.

                             THE THIRD SCHEDULE

                                   Part B
                     Conditions Precedent to US Advances

1. Copies, certified as true by a duly authorised officer of the Principal Company, of each of the US Transaction Documents duly executed or issued by each of the parties thereto.

2. Certificate of Incorporation, certified by the secretary of state of Delaware, and by-laws of US Target, certified by the secretary of US Target.

3. Evidence of existence and good standing of US Target from the State of Delaware.

                             THE THIRD SCHEDULE

                                   Part C
                    Conditions Precedent to ICA Advances

1. An opinion of [ ], Swedish counsel to the [Facility Agent/Principal Company, in a form satisfactory to the Facility Agent.

2. Copies, certified as true by a duly authorised officer of the Principal Company, of each of the ICA Transaction Documents duly executed or issued by each of the parties thereto.

                             THE FOURTH SCHEDULE

                             Utilisation Request
From: [Name of Borrower]

To:   The Facility Agent

Dated:

Dear Sirs,

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ] March 2000 and made between Koninklijke Ahold N.V. as borrower and guarantor, [Snow Acquisition, Inc.] and [ ] as borrower[s], ABN AMRO Bank N.V. and Chase Manhattan plc as arrangers, ABN AMRO Bank N.V. as Facility Agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement, we wish the Banks to make an Advance as follows:

      (a)   Currency and Amount:

      (b)   Utilisation Date:

      (c)   Term;

[3. If it is not possible, pursuant to Clause 3.3 (Banks' Agreement to Optional Currency) of the Facility Agreement, for the Advance to be made in the currency specified, we would wish the Advance to be denominated in euro.][Only retain if Advance is requested in the Optional Currency]

[3./4.] We confirm that, at the date hereof, the representations set out in Clause 12 of the Facility Agreement are true provided that each reference to "Original Financial Statements" therein shall be deemed to be a reference to each most recent set of annual audited financial statements delivered by any Borrower to the Facility Agent pursuant to Clause 13 and, to the extent that the representation and warranty contained in Clause 12(xii) relates to the Information Memorandum, this confirmation shall be given only in relation to the facts and circumstances which existed on the date on which the Information Memorandum shall be or was approved by the Principal Company).

[4/5.] The proceeds of this Utilisation should be credited to [insert account details]

                              Yours faithfully

                        ..............................
                            for and on behalf of
                             [NAME OF BORROWER]

                             THE FIFTH SCHEDULE

                            Material Subsidiaries

Albert Heijn B.V.
BI LO, Inc.
Giant Food Stores, Inc.
Ahold Vastgoed B.V.
Tops Markets, Inc.
Schuitema N.V.
The Stop & Shop Companies, Inc.
Giant Food, Inc. (Landover, Maryland)

                             THE SIXTH SCHEDULE

         Opinion of Borrowers' Netherlands and United States Counsel

                            THE SEVENTH SCHEDULE

               Supplemental Agreement for Additional Borrowers

THIS SUPPLEMENTAL AGREEMENT is made on [              ] 200[  ]

BETWEEN:

(1)   KONINKLIJKE AHOLD N.V. (the "Principal Company");

(2)   [Additional Borrower(s)] (the "Additional Borrower(s)"); and

(3) [ABN AMRO] on behalf of itself as facility agent and on behalf of the Arrangers and the Banks.

WHEREAS:

(1)   By an agreement (together with the supplemental  agreements referred to in
      (2) below, the "Facility Agreement") dated [ ] March 2000 and made between the Principal Company, Croesus, Inc., Snow Acquisition, Inc., the Arrangers, the Facility Agent and the Banks the Principal Company and
      Croesus   were   granted   facilities   in  the  maximum   amount  of  EUR
      4,400,000,000.

(2) The agreement referred to in (1) above has been supplemented by the following agreements:

                       [List Supplemental Agreements]

NOW IT IS HEREBY AGREED as follows:

1.    Interpretation

Save as otherwise defined herein, terms defined in the Facility Agreement shall bear the same meaning herein.

2.    Additional Borrower(s)

With effect as from the date that the Facility Agent confirms to the Principal Company that it has received, in form and substance satisfactory to it [in relation to each Additional Borrower], each of the conditions precedent documents specified in Clause 3, the Facility Agreement shall henceforth be read and construed as if the [each] Additional Borrower were party to the Facility Agreement having all the rights and obligations of an Additional Borrower and an Obligor. Accordingly all references in any Finance Document to (a) any "Additional Borrower" or "Obligor" shall be treated as including a reference to the [such] Additional Borrower and (b) the Facility Agreement shall be treated as a reference to the Facility Agreement as supplemented by this Agreement to the intent that this Agreement and the Facility Agreement shall be read and construed together as one single agreement.

3.    Conditions Precedent

The following are the conditions precedent referred to in Clause 2 which are required to be delivered to the Facility Agent in relation to the [each] Additional Borrower:

      (a) a copy, certified a true and up-to-date copy by a duly authorised officer of the [such] Additional Borrower, of the Memorandum and Articles of Association [or other constitutional documents] of the [such] Additional Borrower together with its most recent audited annual financial statements;

      (b) a copy, certified a true copy by a duly authorised officer of the [such] Additional Borrower, of all corporate and other resolutions of the [such] Additional Borrower required for the approval of the execution, delivery and performance of this Agreement and the performance of the obligations to be assumed pursuant hereto by the [such] Additional Borrower under the Facility Agreement and authorising a named person or persons to sign this Agreement and any documents to be delivered by the [such] Additional Borrower pursuant hereto or thereto and to operate the Facility on behalf of the [such] Additional Borrower;

      (c) a certificate of a duly authorised officer of the [such] Additional Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the [such] Additional Borrower, this Agreement and any documents to be delivered by the [such] Additional Borrower pursuant hereto or to the Facility Agreement and a certificate as to the names of any persons authorised to give telex or telephone instructions in relation to the operation of the Facility on behalf of the [such] Additional Borrower as contemplated by paragraph (b) above;

      (d) a copy, certified a true copy by a duly authorised officer of the [such] Additional Borrower, of each such law, decree, consent, licence, approval, registration or declaration as is necessary to render this Agreement and the Facility Agreement legal, valid and binding as against the [such] Additional Borrower in accordance with their respective terms, to make this Agreement and the Facility Agreement admissible in evidence against the [such] Additional Borrower in the [such] Additional Borrower's country of incorporation and to enable the [such] Additional Borrower to perform its obligations hereunder and thereunder;

      (e) a copy, certified a true and up-to-date copy by an Authorised Signatory of the Principal Company, of the Memorandum and Articles of Association of the Principal Company/a letter from an Authorised Signatory of the Principal Company confirming that there has been no change in the Memorandum and Articles of Association of the Principal Company since the same were last delivered to the Facility Agent;

      (f) a copy, certified a true copy by an Authorised Signatory of the Principal Company, of all resolutions required for the approval of the execution, delivery and performance of this Agreement and confirming that its board resolution referred to in paragraph 2 of the Third Schedule of the Facility Agreement has not been revoked, varied or amended;

      (g) written evidence that [ ] has agreed to act as the agent of the [such] Additional Borrower for the service of process in England and that [ ] has agreed to act as the agent of the [such] Additional Borrower for the service of process in New York;

      (h) an opinion of counsel to the Facility Agent and the Banks, in a form satisfactory to them;

      (i) an opinion of counsel to the Additional Borrower, in a form satisfactory to the Facility Agent and the Banks;

      (j) written evidence of the consent of the Facility Agent and the Banks to the [such] Additional Borrower being designated by the Principal Company as such; and

      (k) if requested by the Facility Agent, on the basis of regulations applicable to any Bank requiring the provision of financial information, the most recent added financial statements or written confirmation than there is no requirement to produce such statements.

4.    Representations

The [Each] Additional Borrower hereby represents as if the representations set out in Clause 12 of the Facility Agreement were set out in full in this Agreement.

5.    Covenant

To the extent that any Bank shall have to comply with any regulations imposed on it in relation to the provision of financial information by the Additional Borrower, the Additional Borrower shall supply the Facility Agent with its most recent audited consolidated financial statement or if such statement do not exist then the Additional Borrower shall supply the Facility Agent with written confirmation stating that it is not required to produce such statements.

6.    Counterparts

This Agreement may be signed in counterparts, all of which taken together shall constitute a single agreement.

7.    Law

This Agreement shall be governed by, and construed in accordance with, Dutch law.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.


KONINKLIJKE AHOLD N.V.

By            :

Address       :

[NAME OF ADDITIONAL BORROWER]

By            :

Address       :

[Chase/ABN AMRO]

By            :

Address       :

The Obligors

KONINKLIJKE AHOLD N.V.

By:  /s/ C.H. van der Hoeven

Address:    Albert Heijnweg 1
            1507 EH Zaandam
            The Netherlands

Attention:  Treasury

Telephone:  + 31 75 659 56 35

Fax:        + 31 75 659 83 59

CROESUS, INC.

By:  /s/ Daniel C. Tiedge

Address:    1013 Center Road
            Wilmington, DE 19805
            United States of America

Attention:  Ernie J. Smith

Telephone:  + 1 800 927 9800/703 961 6000

Fax:        + 1 703 961 6051

SNOW ACQUISITION, INC.

By:  /s/ Robert G. Tobin

Address:    1013 Center Road
            Wilmington, DE 19805
            United States of America

Attention:  Ernie J. Smith

Telephone:  + 1 800 927 9800/703 961 6000

Fax:        + 1 703 961 6051




The Arrangers

ABN AMRO BANK N.V.

By:  /s/ Peter Nulink
     /s/ Willem Nagtglas Versteeg

Address:    Regional Head Office
            Global Clients
            Herengracht 595
            Postbus 90
            1000 AB Amsterdam



CHASE MANHATTAN PLC

By:  /s/ Karen Simon

Address:    125 London Wall
            London EC2Y 5AJ
            United Kingdom


The Facility Agent

ABN AMRO BANK N.V.

By:  /s/ Peter Nulink
     /s/ Willem Nagtglas Versteeg

Address:    Agency Services/PAC HQ 4131
            P.O. Box 283
            1000 EA Amsterdam
            The Netherlands

Attention:  Rob Slabbers

Telephone:  +31 20 628 7460

Fax:        +31 20 628 7716


The Banks

ABN AMRO BANK N.V.

By:  /s/ Peter Nulink
     /s/ Willem Nagtglas Versteeg

Credit Matters

Address:    Regional Head Office
            Global Clients
            Herengracht 595
            Postbus 90
            1000 AB Amsterdam

Attention:  Ben Kalkman/Geert van Reisen

Telephone:  + 31 20 629 3020

Fax:        + 31 20 628 7755

Operational Matters

Address:    Foreign Credit Services (HQ 4132)
            Gustav Mahlerlaan 10
            1000 EA Amsterdam
            The Netherlands

Attention:  Anita Wiggers/Ruud Farenhorst

Telephone:  + 31 20 628 4965

Fax:        + 31 20 628 1286

THE CHASE MANHATTAN BANK

By:  /s/ Gerard Harte

Address:    125 London Wall
            London EC2Y 5AJ
            United Kingdom


Credit Matters

Attention:  Sapna Kotechna

Telephone:  + 44 20 7 777 1481

Fax:        + 44 20 7 777 4783

Operational Matters

Attention:  Edwin Grospe

Telephone:  + 1 718 242 9330

Fax:        + 1 718 242 7021